UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Soliciting Material Pursuant to §240.14a-12

BRUNSWICK CORPORATION

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

Notice of Annual Meeting

2020

BRUNSWICK

Table of Contents

05	Proxy Summary
09	Overview
12	Proposal 1 Election of Directors
18	Corporate Governance
25	Governance Policies & Practices
27	Sustainability, Social & Environmental Responsibility
28	Director Compensation
31	Executive Compensation Compensation Discussion and Analysis
55	Proposal 2 Advisory Vote to Approve the Compensation of Our Named Executive Officers
56	Equity Compensation Plan
57	Audit-Related Matters
58	Proposal 3 Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020
59	Submission of Shareholder Proposals for the 2021 Annual Meeting
60	Appendix

March 20, 2020

Dear fellow shareholders:

2019 was a transformational year for our company – we completed much of the work necessary to transform Brunswick into a fully integrated recreational marine enterprise that will deliver our vision of “innovation and inspiration on the water” to its customers. Your Board of Directors and management team are excited about Brunswick’s future and the capabilities of the newly integrated recreational marine platform we have created. Last year, to prepare for the transition of our business, we completed many actions that laid the foundation for our shift to a focused marine business. Our actions included:

•	Closed on the sale of the Life Fitness businesses to KPS Capital Partners
•	Successfully completed the integration of the largest acquisition in our history, Power Products
•	Acquired Freedom Boat Club, the world’s largest boat club operator with more than 210 company-owned and franchised locations, expanding our engagement with a wider base of boating consumers
•	Significantly expanded manufacturing capacity for our highly successful outboard engines and premium boats
•	Launched multiple new and award-winning engine models, boat models and advanced technology products
•	Created our Business Acceleration division as a vehicle to incubate and manage innovative technologies, services and new business models with the objective of expanding boating participation
•	Created the Advanced Systems Group combining our Power Products, Attwood, Garelick, MotorGuide and Whale businesses to create a powerful, synergistic parts and accessories business serving OEM marine and adjacent market customers with our differentiated systems and technologies

The first week of 2020 also saw Brunswick display, for the first time, at the Consumer Electronics Show in Las Vegas. Our exhibit, which was a highlight of the show and recently won ‘Best of CES’ recognition from Exhibitor Magazine, included the debut of the award-winning Sea Ray SLX-R 400e equipped with our proprietary FATHOM e-power system which replaces a conventional onboard generator with a bank of lithium-ion batteries providing all of the power needed for a full day on the water with no noise or emissions. This system is just one example of the way we are leading our industry in technology and innovation.

In a global marine market that declined in 2019 we delivered strong financial performance. Adjusted revenues, operating earnings, and operating margins all increased, and we returned more than $470M to shareholders through dividends and stock repurchases. We focused on our future with investments of $350M in research and development and capital expenditures. We also undertook steps to enhance our balance sheet by completing an annuity placement that eliminated our legacy pension liabilities and retiring or retiming $300M of near-term debt. These steps prepare our company for success in 2020 and beyond in a range of market scenarios.

We invite you to join us for our annual meeting of shareholders, which will be conducted via live audio webcast on May 6, 2020. You will be able to attend the virtual meeting of shareholders online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BC2020. We are excited to introduce the virtual meeting format which provides ease of access and improved communications, with both cost and time savings for our shareholders and Brunswick. Hosting a virtual annual meeting enables increased shareholder attendance and participation from locations around the world. We are especially sensitive to travel limitations this year given the Coronavirus (COVID-19). Our first enterprise-wide sustainability report will also be published and available to shareholders. We are excited to share our sustainability progress and goals with you.

Your vote is very important. Whether or not you plan to attend the meeting, please vote via the Internet, by telephone, or by signing and returning a proxy card.

Your Board and management team remain committed to delivering long-term value to our investors. Thank you for your continued support.

Manuel A. Fernandez Non-Executive Chairman of the Board Brunswick Corporation	David M. Foulkes Chief Executive Officer Brunswick Corporation

NOTICE OF 2020 ANNUAL MEETING OF SHAREHOLDERS

MEETING INFORMATION

DATE AND TIME:

May 6, 2020

11 a.m. CDT

LOCATION:

Online at www.virtualshareholdermeeting.com/BC2020

VOTING MATTERS 2020 PROPOSALS	Board Recommends:	Learn More on Page:

PROPOSAL 1: Election of Directors	FOR each nominee	12
PROPOSAL 2: Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	55
PROPOSAL 3: Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020	FOR	58

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS*:

BY INTERNET	BY TELEPHONE	BY MAIL	ANNUAL MEETING

proxyvote.com By 11:59 p.m. EDT on May 5, 2020	1-800-690-6903 By 11:59 p.m. EDT on May 5, 2020	Completing, signing, and returning your proxy or voting instruction card To arrive by May 5, 2020	Visit virtualshareholdermeeting.com/BC2020 May 6, 2020 Beginning 10:30 a.m. CDT

AM I ELIGIBLE TO VOTE? You can vote if you were a shareholder of record at the close of business on March 10, 2020.

*If you hold shares in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan, you must direct the trustee of these plans how to vote these shares by one of the above methods no later than 11:59 p.m. EDT on May 3, 2020.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. The summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

WORLD’S LEADING RECREATIONAL MARINE BRANDS	INDUSTRY’S LEADING INNOVATION CAPABILITIES	OVER 210 BOAT CLUB LOCATIONS	173 MARINE PATENTS IN THE LAST TWO YEARS

HIGHLIGHTS

TRANSFORMATION	Sold Life Fitness and integrated Power Products
OPERATIONAL EXCELLENCE	Expanded operating margins, rationalized cost structure, and grew revenue in a declining marine market
SHARED ACCESS	Acquired Freedom Boat Club with more than 210 boat club locations
CAPITAL STRATEGY	Returned more than $470M to shareholders in share repurchases and dividends
For more detail, please see our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on February 18, 2020.

2020 PROXY STATEMENT | 5

DIRECTOR NOMINEES

For more information, visit page 12

NANCY E. COOPER Executive Vice President and Chief Financial Officer of CA Technologies, Inc. (Retired) Director Since: 2013 Age: 66 Committees: Audit (Chair) Finance Executive Independent Director	JOSEPH W. McCLANATHAN President and CEO, Household Products Division of Energizer Holdings, Inc. (Retired) Director Since: 2018 Age: 67 Committees: Audit Finance Independent Director

9 OF 10

DIRECTORS ARE

INDEPENDENT

under the Board’s Principles

and Practices and the NYSE

Listed Company Manual

Our Directors collectively

attended more than

95%

of the

2019 BOARD

AND COMMITTEE

MEETINGS

Median

DIRECTOR

TENURE IS

SIX

YEARS

DAVID C. EVERITT

President, Agricultural and Turf Division of Deere & Company (Retired)

Director Since: 2012

Age: 67

Committees:

Human Resources and Compensation (Chair)

Nominating and Corporate Governance

Executive

Independent Director

JANE L. WARNER Executive Vice President of Decorative Surfaces and Finishing Systems of Illinois Tool Works Inc. (Retired) Director Since: 2015 Age: 73 Committees: Audit Finance Independent Director

LAUREN P. FLAHERTY

Executive Vice

President and Chief

Marketing Officer of

CA Technologies, Inc. (Retired)

Director Since: 2018

Age: 62

Committees:

Human Resources and Compensation Nominating and Corporate Governance

Independent Director

ROGER J. WOOD Co-CEO of Tenneco, Inc. (Retired) Director Since: 2012 Age: 57 Committees: Audit Finance Independent Director

2020 PROXY STATEMENT | 6

EXECUTIVE COMPENSATION

For more information, visit page 31

Compensation Element	Metric(s)	Role	How It’s Designed and Determined

BASE SALARY	n/a	Provides a fixed element of compensation sufficient to avoid competitive disadvantage and reward day-to-day contributions to the Company.	Reviewed annually, targeting median of market. We consider external competitiveness, individual performance, and internal equity when determining executives’ base salaries.
ANNUAL INCENTIVE PLAN	Earnings Per Share (EPS) Free Cash Flow (FCF) Divisional Earnings Before Interest and Taxes (EBIT) (Applies to Division NEOs)	Primary element used to reward accomplishments against established business and individual goals within a given year.	Target funding based on planned performance for the year, as approved by the Board of Directors, with actual funding tied to annual performance against target goals and limited to no more than 200 percent of target funding.
PERFORMANCE SHARES	Cash Flow Return On Investment (CFROI) Operating Margin Relative Total Shareholder Return (TSR) Absolute TSR	Focus management team on achieving 3-year target performance, creating and sustaining value for shareholders.	Annual Performance Share grants for Named Executive Officers (NEOs) represent 50 percent of targeted equity value. Three-year performance plan with shares earned based on achievement of CFROI and Operating Margin targets, potentially modified by Brunswick’s TSR performance relative to the TSR of an established peer group (as measured over a three-year period).
RESTRICTED STOCK UNITS (RSUs)	Absolute TSR	Reinforce retention and reward sustained TSR.	Annual RSU grants for NEOs represent 50 percent of targeted equity value. RSUs cliff vest at the end of a three-year period.

WHAT WE DO:

•	Base a very high percentage of executive pay on performance through annual and long-term incentives
•	Require executives to achieve performance-based goals tied to shareholder return
•	Target median compensation levels and benchmark market data of our peer group when making executive compensation decisions
•	Apply strict share ownership requirements to officers and Directors
•	Require vested shares from our equity compensation programs to be held until share ownership requirements are met
•	Disclose metrics, weightings, and outcomes of annual and long-term incentives for executives
•	Evaluate and manage risk in our compensation programs
•	Use an independent compensation consultant
•	Have an established clawback policy
•	Maintain double-trigger equity award vesting acceleration upon involuntary termination following a Change in Control (CIC)
•	Engage in a rigorous and thoughtful executive succession planning process with the Board

WHAT WE DON’T DO:

•	No excise tax gross-ups
•	No modified single-trigger or single-trigger CIC severance agreements (we only use double-trigger CIC severance provisions)
•	Expressly forbid option repricing not in accordance with plans already approved by shareholders
•	Expressly forbid exchanges of underwater options for cash in all of our active equity plans
•	No hedging of shares by our Directors or employees
•	No pledging of shares by our Directors or employees
•	No dividends or dividend equivalents on unearned Performance Shares

2020 PROXY STATEMENT | 7

2019 EXECUTIVE TOTAL TARGETED COMPENSATION MIX

For more information, visit page 34

2019 EXECUTIVE COMPENSATION SUMMARY

For more information, visit page 43

Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
DAVID M. FOULKES, Chief Executive Officer
2019	$997,981	—	$3,999,847	$676,000	—	$166,947	$5,840,775
WILLIAM L. METZGER, Senior Vice President and Chief Financial Officer
2019	$560,962	—	$1,000,083	$304,000	$85,240	$134,479	$2,084,764
HUW S. BOWER, Vice President and President — Brunswick Boat Group
2019	$460,962	—	$800,265	$89,000	—	$95,265	$1,445,492
CHRISTOPHER F. DEKKER, Vice President, General Counsel and Corporate Secretary
2019	$464,616	—	$700,108	$189,000	—	$79,488	$1,433,212
CHRISTOPHER D. DREES, Vice President and President — Mercury Marine
2019	$425,423	—	$689,853	$200,000	—	$94,101	$1,409,377

ADDITIONAL PROPOSALS

For more information, visit pages 55 and 58

In addition to the election of directors named in this Proxy Statement (page 12), we are asking shareholders to approve our compensation programs for Named Executive Officers on a non-binding advisory basis (page 55) and to ratify the Audit Committee’s appointment of Deloitte & Touche LLP (Deloitte) as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (page 58).

2020 PROXY STATEMENT | 8

OVERVIEW

PROXY STATEMENT

The Board of Directors of Brunswick Corporation (the Board) is soliciting proxies from Brunswick’s shareholders on behalf of the Company for the virtual annual meeting to be conducted via live audio webcast at www.virtualshareholdermeeting.com/BC2020, on Wednesday, May 6, 2020, at 11:00 a.m. CDT (the Annual Meeting). As required by Securities and Exchange Commission (SEC) rules, we are making this Proxy Statement and our Annual Report on Form 10-K available to our shareholders electronically via the Internet. In addition, we are using the SEC’s Notice and Access Rules to provide shareholders with more options for receipt of these materials. Accordingly, on March 20, 2020, we will begin mailing a Notice of Internet Availability of Proxy Materials (the Notice) to our shareholders containing instructions about how to access this Proxy Statement and Brunswick’s Annual Report via the Internet, how to vote online, by telephone or by mail, and how to receive paper copies of the documents and a proxy card.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon matters described in the Notice, including:

•	The election to our Board of Directors of the six nominees named in this Proxy Statement;

•	An advisory say-on-pay vote to approve the compensation of our Named Executive Officers (NEOs); and

•	Ratification of the Audit Committee’s appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

How can I attend the Annual Meeting?

Brunswick will host its first virtual Annual Meeting on Wednesday, May 6, 2020 beginning promptly at 11:00 a.m. CDT. There will be no physical location for shareholders to attend. A live audio webcast will be available to shareholders and the general public at www.virtualshareholdermeeting.com/BC2020. We encourage you to access the Annual Meeting prior to the start time. Online access will be available beginning at 10:30 a.m. CDT.

If you have any technical difficulties or any questions regarding the virtual meeting website, we are ready to assist you. Please call 800-586-1548 (US) or 303-562-9288 (International).

Who may vote at the Annual Meeting?

Only holders of one or more of the 79,356,054 shares of Brunswick common stock, par value $.75 per share (Common Stock), issued and outstanding as of the close of business on March 10, 2020 (the Record Date) will be entitled to vote at the Annual Meeting. Each holder as of the Record Date is entitled to one vote for each share of Brunswick Common Stock held.

Who can participate in the Annual Meeting?

Only shareholders who owned Common Stock as of the Record Date, or their duly appointed proxies, will be entitled to participate in the Annual Meeting. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to participate in the Annual Meeting.

How can I participate in the Annual Meeting?

To participate in the Annual Meeting, including to vote your shares electronically and submit questions during the Annual Meeting, you will need the 16-digit control number included on your proxy card or on your Notice. If you do not have your control number at the time of the meeting, you will still be able to attend virtually, but you will not be able to vote or ask questions. During the 30 minutes prior to the meeting start time and throughout the meeting, you will be able to vote and submit questions to management through the virtual meeting website. Management will try to respond to questions from stockholders in the same way as it would if we held an in-person meeting. We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit or reject redundant questions or questions that we deem profane or otherwise inappropriate. We will generally answer questions as they come in and address those asked in advance as time permits. Shareholders will be limited to one question each, unless time otherwise permits.

Who will count the votes?

Brunswick’s tabulator, Broadridge Financial Solutions, Inc., will count the votes. Representatives of Brunswick’s Law and Finance Departments will act as inspectors of election.

2020 PROXY STATEMENT | 9

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING

How do I vote?

BY INTERNET proxyvote.com By 11:59 p.m. EDT on May 5, 2020	BY TELEPHONE 1-800-690-6903 By 11:59 p.m. EDT on May 5, 2020

BY MAIL Completing, signing, and returning your proxy or voting instruction card To arrive by May 5, 2020	ANNUAL MEETING Visit virtualshareholdermeeting.com/BC2020 May 6, 2020 Beginning 10:30 a.m. CDT

If you hold your shares through a broker, bank, or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

If you hold any shares in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan, you must direct the trustee of these plans how to vote these shares by following the instructions on your Notice for voting by telephone at 1-800-690-6903 or via the Internet at www.proxyvote.com, or by signing, dating, and mailing in a proxy card. The deadline for voting shares held in the Brunswick Retirement Savings Plan or the Brunswick Rewards Plan is 11:59 p.m. EDT on May 3, 2020. The trustee will vote these shares as you direct. The trustee will vote allocated shares of Common Stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting, including voting via the Internet or by telephone (only your latest Internet or telephone proxy that is timely submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by attending and voting at the Annual Meeting. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.

How will my shares be voted if I sign, date, and return a proxy card?

If you sign, date, and return a proxy card and indicate how you would like your shares to be voted, your shares will be voted as you have instructed. If you sign, date, and return a proxy card but do not indicate how you would like your shares to be voted, your proxy will be voted in accordance with the Board’s recommendations. With respect to any other matter that is properly brought before the meeting, the proxy holders will vote the proxies held by them in accordance with their best judgment.

What are the Board’s recommendations?

PROPOSAL 1: Election of Directors	FOR each nominee
PROPOSAL 2: Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR
PROPOSAL 3: Ratification of the Appointment of Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020	FOR

What vote is required to approve each matter to be considered at the Annual Meeting?

Election of Directors. Brunswick has adopted a majority voting standard for the uncontested election of Directors and, therefore, the six Director nominees shall be elected to the Board of Directors if they each receive a majority of the votes cast via the Internet or by proxy at the Annual Meeting. Under Brunswick’s majority voting standard for uncontested elections, if the number of votes cast “For” a Director nominee’s election does not exceed the number of votes cast “Against” election, then the Director nominee must tender his or her resignation from the Board promptly after certification of the shareholders’ vote. The Board will decide within 120 days of that certification, through a process managed by the Nominating and Corporate Governance Committee and excluding the Director nominee in question, whether to accept the resignation. Because Brunswick has adopted a majority voting standard for the uncontested election of Directors, abstentions will have no effect on the election of Director nominees. If any one or more of the Director nominees is unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for the alternate individual or individuals the Board designates.

Advisory Vote to Approve the Compensation of our Named Executive Officers. The affirmative vote of the holders of a majority of the shares having voting power and represented at the Annual Meeting, will be required for the approval of the non-binding resolution relating to the compensation of our Named Executive Officers (NEOs). Because approval of this resolution requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against approval.

Ratification of the Appointment of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the shares having voting power and represented at the Annual Meeting, will be required for the ratification of the Audit Committee’s appointment of Deloitte as Brunswick’s

2020 PROXY STATEMENT | 10

FREQUENTLY ASKED QUESTIONS ABOUT THE MEETING

independent registered public accounting firm for the fiscal year ending December 31, 2020. Because the ratification of the independent registered public accounting firm requires a majority of the shares having voting power and represented at the Annual Meeting, abstentions will have the same effect as votes against ratification.

What constitutes a quorum?

The Annual Meeting will be held only if a quorum is present. A quorum will be present if a majority of the shares of Common Stock issued and outstanding on the Record Date are represented, via the Internet or by proxy, at the Annual Meeting. Shares represented by properly completed proxy cards or ballots marked “Abstain” or returned without voting instructions are counted as present for the purpose of determining whether a quorum is present.

How will broker non-votes be treated?

Broker non-votes occur when a broker lacks discretionary authority to vote on a proposal and the beneficial owner has not provided instructions about how to vote. Brunswick will treat broker non-votes as present to determine whether or not there is a quorum at the Annual Meeting, but they will not be treated as having voting power on the proposals, if any, for which the broker indicates it does not have discretionary authority. This means that broker non-votes will not have any effect on whether a proposal passes.

We expect that brokers will have discretionary authority with respect to the proposal to ratify the appointment of our independent registered public accounting firm but will lack discretionary authority with respect to the election of Directors and the advisory vote to approve the compensation of our Named Executive Officers. Accordingly, broker non-votes may occur as to these two proposals.

Will my vote be kept confidential?

Yes. As a matter of policy, shareholder proxies, ballots, and tabulations that identify individual shareholders are kept confidential and are available only to our tabulator and inspectors of election, who are obligated to keep your vote confidential.

What if other matters come up during the Annual Meeting?

If any matters other than those referred to in the Notice properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them in accordance with their best judgment. We are not aware of any business other than the items referred to in the Notice that may be considered at the meeting.

Who pays to prepare, mail, and solicit the proxies?

Brunswick pays all of the costs of preparing, mailing, and soliciting proxies. We ask brokers, banks, voting trustees, and other nominees and fiduciaries to forward notices and, when requested, proxy materials to the beneficial owners and to obtain authority to execute proxies. We reimburse the brokers, banks, voting trustees, and other nominees and fiduciaries upon request. In addition to solicitation by mail, telephone, facsimile, Internet, or personal contact by our designated officers and employees (who will not receive additional compensation for their solicitation efforts), we have retained the services of Georgeson Inc. to solicit proxies for a fee of $10,500 plus expenses.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to SEC rules, we are providing access to our proxy materials via the Internet and have elected to use the SEC’s Notice and Access Rules for soliciting proxies. Accordingly, we are sending a Notice to all of our shareholders as of the Record Date. All shareholders may access our proxy materials on the website referred to in the Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Notice. Additionally, by following the instructions in the Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our Annual Meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Multiple individuals residing in my home are beneficial owners of shares of Common Stock. Why did we receive only one mailing?

Brunswick is sending only one envelope with multiple Notices to you if you share a single address with another shareholder, unless we have received instructions to the contrary from you. This practice, known as “householding,” is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. We will promptly deliver a separate Notice to you upon written or verbal request. If you wish to receive separate mailings in the future, you may contact Brunswick Shareholder Services by telephone at 847-735-4374, by mail at 26125 N. Riverwoods Blvd., Ste 500, Mettawa, Illinois 60045, or by email at services@brunswick.com. If you currently receive multiple Notices, you can request householding by contacting Shareholder Services as described above. If you own your shares through a broker, bank, or other nominee, you can request householding by contacting the holder of record.

2020 PROXY STATEMENT | 11

PROPOSAL 1: ELECTION OF DIRECTORS

What am I voting on? Shareholders are being asked to elect six individuals named in this Proxy Statement to serve on the Board of Directors.

Voting Recommendation: Your Board of Directors recommends a vote FOR the election of the nominees.

The current Board of Directors has nominated the following for election as Directors:

NANCY E.	DAVID C.	LAUREN P.	JOSEPH W.	JANE L.	ROGER J.
COOPER	EVERITT	FLAHERTY	McCLANATHAN	WARNER	WOOD

If elected by our shareholders, each nominee will serve for a one-year term expiring at our 2021 Annual Meeting of Shareholders. Each Director will hold office until his or her successor has been elected and qualified or until the Director’s earlier resignation or removal. The Nominating and Corporate Governance Committee has in the past engaged a third-party search firm to assist it in recruiting and assessing potential director candidates when vacancies arise.

The Board of Directors currently has 10 members. In 2018, the Board of Directors and shareholders approved amendments to our Restated Certificate of Incorporation to declassify the Board of Directors. Therefore, the Directors whose terms expire in 2020 will, if elected, serve for a one-year term. Messrs. Fernandez, Foulkes, Singer, and Whisler will serve until their terms expire in 2021 and all directors will be elected annually thereafter.

Biographical information follows for each nominee and each Director whose term of office will continue after the Annual Meeting. Additional information is set forth below regarding the specific experience, qualifications, attributes, or skills of the nominees to the Board of Directors that led the Board to conclude that such individuals should serve on the Board in light of our business and leadership structure.

DIRECTOR NOMINEE SUMMARY

2020 PROXY STATEMENT | 12

ELECTION OF DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2021 ANNUAL MEETING

NANCY E. COOPER
Executive Vice President & CFO of CA Technologies, Inc. (Retired) Director Since: 2013 Age: 66 Committees: Audit (Chair) Finance Executive

As the former Executive Vice President and Chief Financial Officer of CA Technologies, Inc., Ms. Cooper brings financial acumen and technology experience to our Board. Ms. Cooper’s extensive experience as a Chief Financial Officer and her other financial leadership roles for several companies, as well as her service on the audit committees of two other public companies, assists the Board in several areas including finance, internal control, and audit matters.

Experience:

Retired; Executive Vice President and Chief Financial Officer of CA Technologies, Inc., a global developer of licensed enterprise software products and services, which was acquired by Broadcom Inc. in November 2018, 2006 to 2011; Chief Financial Officer of IMS Health, Inc., a global information and technology services company, 2001 to 2006. Director of The Mosaic Company, Guardian Life Insurance Company of America, and Aptiv PLC; previously served as Director of Teradata Corporation.

KEY SKILLS AND EXPERTISE Audit/Finance Diverse Global Public Company Board Technology

DAVID C. EVERITT
President, Agricultural and Turf Division of Deere & Company (Retired) Director Since: 2012 Age: 67 Committees: Human Resources and Compensation (Chair) Nominating and Corporate Governance Executive

As the former President of Deere & Company’s largest division, Mr. Everitt brings his engineering experience, global expertise, and extensive knowledge of dealer and distribution issues to our Board. Mr. Everitt also provides crucial operations, manufacturing, and marketing experience.

Experience:

Retired; President, Agricultural and Turf Division—North America, Asia, Australia, and Sub-Saharan and South Africa, and Global Tractor and Turf Products of Deere & Company, the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment, 2009 to 2012; President, Agricultural Division—North America, Australia, Asia and Global Tractor and Implement Sourcing, 2006 to 2009; President, Agricultural Division—Europe, Africa, South America and Global Harvesting Equipment Sourcing, 2001 to 2006. Director of Nutrien Ltd., Allison Transmission Holdings, Inc., and Harsco Corporation; previously served as Director of Agrium Inc.

KEY SKILLS AND EXPERTISE Dealers/Distribution Global Marketing Operations/Manufacturing Public Company Board

2020 PROXY STATEMENT | 13

ELECTION OF DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2021 ANNUAL MEETING

LAUREN P. FLAHERTY
Executive Vice President and Chief Marketing Officer of CA Technologies, Inc. (Retired) Director Since: 2018 Age: 62 Committees: Human Resources and Compensation Nominating and Corporate Governance

As an experienced leader who has served a diverse profile of companies, from globally recognized technology leaders to high-growth, Silicon Valley innovators, Ms. Flaherty brings extensive marketing experience and strategic planning skills to our Board. Ms. Flaherty’s experience assists the Board in several areas including marketing, technology, and global operations.

Experience:

Retired; Executive Vice President and Chief Marketing Officer at CA Technologies, Inc., a global developer of licensed enterprise software products and services, which was acquired by Broadcom Inc. in November 2018, 2013 to 2018; Chief Marketing Officer and Executive Vice President at Juniper Networks, Inc., 2009 to 2013; Chief Marketing Officer of Nortel Networks Corporation, 2006 to 2009; various positions of increasing responsibility at IBM, 1980 to 2006. Ms. Flaherty served on the Board of Xactly Corp., a market leader in SaaS-based sales performance software, from March 2016 to August 2017, when it was listed on the NYSE.

KEY SKILLS AND EXPERTISE Diverse Global Marketing Public Company Board Technology

JOSEPH W. McCLANATHAN
President and CEO, Household Products Division of Energizer Holdings, Inc. (Retired) Director Since: 2018 Age: 67 Committees: Audit Finance

As the former President and Chief Executive Officer of a large division of a global leader in power solutions, Mr. McClanathan brings extensive expertise in manufacturing, sales and marketing, and international business operations to our Board. Mr. McClanathan also provides unique insight into consumer solutions, and will assist management and the Board with his significant experience with financial issues, human resources, executive compensation, and strategic planning.

Experience:

Retired; President and Chief Executive Officer, Household Products Division of Energizer Holdings, Inc., a leading manufacturer of primary batteries, portable flashlights, and lanterns, 2004 to 2012; President—North America, Energizer Holdings, 1999 to 2004. Previously served in various leadership roles at Ralston Purina Company, prior to the Energizer spinoff, including Vice President—Chief Technology Officer of Eveready Battery Company; Vice President—General Manager of Energizer Power Systems, and Director—Trade Marketing of Eveready Battery Company. Director of Leggett and Platt, Incorporated.

KEY SKILLS AND EXPERTISE Audit/Finance Dealers/Distribution Global Marketing Operations/Manufacturing Public Company Board Regulatory/Legal/Governance

2020 PROXY STATEMENT | 14

ELECTION OF DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE 2021 ANNUAL MEETING

JANE L. WARNER
Executive Vice President of Decorative Surfaces and Finishing Systems of Illinois Tool Works Inc. (Retired) Director Since: 2015 Age: 73 Committees: Audit Finance

With almost 40 years of experience in global manufacturing and manufacturing information systems businesses, Ms. Warner has particular appreciation for the challenges facing our operations, distribution network, and customers. Her leadership roles in diverse companies, along with the financial understanding she has gained through her business unit leadership, assists our Board in working through the issues that confront our global businesses.

Experience:

Retired; Executive Vice President—Decorative Surfaces and Finishing Systems of Illinois Tool Works Inc., a diversified manufacturer of highly engineered components and industrial systems and consumables, 2007 to 2013; Group President of Global Finishing Systems of Illinois Tool Works Inc., 2005 to 2007; President of Plexus Systems, L.L.C. (now known as Plex), an online manufacturing software company, 2004 to 2005; Vice President of Electronic Data Systems, 2000 to 2004; Executive Vice President and President of Kautex North America and Randall divisions for Textron Automotive Company, Inc., 1994 to 1999. Formerly, Ms. Warner held executive positions in manufacturing, engineering, and human resources over a 20-year span at General Motors Corporation. Director of Regal Beloit Corporation and Tenneco Inc.; previously served as Director of MeadWestvaco Corporation.

KEY SKILLS AND EXPERTISE Dealers/Distribution Diverse Global Operations/Manufacturing Public Company Board Technology

ROGER J. WOOD
Co-CEO of Tenneco, Inc. (Retired) Director Since: 2012 Age: 57 Committees: Audit Finance

As the former Co-CEO of one of the world’s largest designers, manufacturers, and marketers of ride performance and clean air products and systems, in addition to his previous experience, Mr. Wood brings substantial expertise regarding manufacturing, technology, and customer solutions to our Brunswick’s Board. Mr. Wood’s experience as a CEO of multiple public manufacturing companies provides unique insight and significant knowledge to the Board in the areas of manufacturing operations, business management, global operations, and strategic planning.

Experience:

Retired; Co-Chief Executive Officer, Tenneco, Inc., July 2018 to January 2020; Chairman and Chief Executive Officer, Fallbrook Technologies Inc., a privately held technology developer and manufacturer, February to July 2018; President and Chief Executive Officer of Dana Incorporated, a world leader in the supply of axles, driveshafts, off-highway transmissions, sealing and thermal-management products, and genuine service parts, 2011 to 2015; Group President, Engine of BorgWarner, Inc., a worldwide automotive industry components and parts supplier, 2010 to 2011; Executive Vice President of BorgWarner Inc., 2009 to 2011; President of BorgWarner Turbo Systems Inc. and BorgWarner Emissions Systems Inc., 2005 to 2009. Director of Fallbrook Technologies Inc.; previously served as Lead Director of Fallbrook Technologies Inc. and Director of Tenneco Inc. and Dana Incorporated.

KEY SKILLS AND EXPERTISE Audit/Finance CEO Global Operations/Manufacturing Public Company Board Technology

2020 PROXY STATEMENT | 15

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

MANUEL A. FERNANDEZ

Chairman, CEO, & President of Gartner, Inc. (Retired)

Non-Executive Chairman of the Board

Director Since: 1997

Age: 73

Committees:

Human Resources and Compensation

Nominating and Corporate Governance

Executive

As the former Chairman and Chief Executive Officer of a leading technology company and the Managing Director of a venture capital partnership, Mr. Fernandez brings significant experience and knowledge to our Board regarding strategic planning, innovation, technology, acquisitions, corporate governance, distribution, operations, and human resources. Mr. Fernandez’s extensive experience in a variety of businesses with strong commercial product offerings, including three technology companies, allows him to provide invaluable advice and guidance to our Company’s management and Board.

Experience:

Retired; Chairman, Chief Executive Officer, and President of Gartner, Inc., a technology research and advisory firm, 1991 to 1999; Executive Chairman of Sysco Corporation, a marketer and distributor of foodservice products, 2012 to 2013; Non-Executive Chairman of Sysco Corporation, 2009 to 2012; Managing Director, SI Ventures, LLC, a venture capital partnership, from 1998 to present. Previously served as President and Chief Executive Officer at Dataquest, Inc., Gavilan Computer Corporation, and Zilog Incorporated. Director of SI Ventures, LLC, Leggett and Platt Incorporated, and Performance Food Group Company; previously served as Chairman of the University of Florida Board of Trustees, Chairman Emeritus of Gartner, Inc., Director of Flowers Foods, Inc., Stanley Black & Decker, Inc., Tibco Software, Inc., and Time Inc.

KEY SKILLS AND EXPERTISE Audit/Finance CEO Diverse Global Operations/Manufacturing Public Company Board Regulatory/Legal/Governance Technology

DAVID M. FOULKES
CEO of Brunswick Corporation Director Since: 2019 Age: 58 Committee: Executive

As the former Chief Technology Officer, President, Brunswick Marine Consumer Solutions, and head of Product Development at Brunswick’s largest division, Mercury Marine, Mr. Foulkes is well positioned as CEO to provide expertise and guidance in leading-edge design, technology, and innovation. Mr. Foulkes’ roles also have given him extensive knowledge of our businesses and industries. This experience allows him to communicate effectively with the Board about our operations, product development, and overall business strategy. Based on his various roles within Brunswick and his prior experience, Mr. Foulkes brings comprehensive management and manufacturing experience to our Board and a unique understanding of the operations, financial, and marketing challenges facing companies in the marine market.

Experience:

Chief Executive Officer of Brunswick Corporation, January 2019 to present; Chief Technology Officer and President, Brunswick Marine Consumer Solutions, 2018 to 2019; Vice President and Chief Technology Officer of Brunswick Corporation, 2014 to 2018; Vice President of Product Development and Engineering, Mercury Marine, 2010 to 2018; Vice President of Mercury Racing, 2012 to 2018; Mercury Marine Vice President for Research and Development, 2007 to 2010. Previously served in various senior roles with Ford Motor Company, Shell Exploration, and the United Kingdom Ministry of Defense.

KEY SKILLS AND EXPERTISE CEO Dealers/Distribution Global Marine Operations/Manufacturing Technology

2020 PROXY STATEMENT | 16

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2021 ANNUAL MEETING

DAVID V. SINGER
CEO of Snyder’s-Lance, Inc. (Retired) Director Since: 2013 Age: 64 Committees: Finance (Chair) Audit Executive

As the former Chief Executive Officer of a maker and global marketer of snack foods and through his director and public company audit committee roles, Mr. Singer brings extensive management and financial experience to our Board, as well as experience in supply chain, manufacturing, logistics, and distribution matters. Mr. Singer’s experience in corporate finance, governance, and acquisitions is beneficial to the Board in several areas including oversight of external auditors and internal controls.

Experience:

Retired; Chief Executive Officer of Snyder’s-Lance, Inc., a leading snack food company, 2010 to 2013; President and Chief Executive Officer of Lance, Inc., 2005 to 2010; Executive Vice President and Chief Financial Officer of Coca-Cola Bottling Company Consolidated, 2001 to 2005. Director of Flowers Foods, Inc., Hanesbrands Inc.*, Performance Food Group Company, and SPX Flow, Inc.; previously served as Director of Lance, Inc. and Snyder’s-Lance, Inc.

*

Mr. Singer will not stand for reelection to the Hanesbrand Inc. Board of Directors at its 2020 annual shareholder meeting.

KEY SKILLS AND EXPERTISE Audit/Finance CEO Dealers/Distribution Marketing Operations/Manufacturing Public Company Board

J. STEVEN WHISLER
Chairman & CEO of Phelps Dodge Corporation (Retired) Director Since: 2007 Age: 65 Committees: Nominating and Corporate Governance (Chair) Human Resources and Compensation Executive

As the former Chairman and Chief Executive Officer of a mining and manufacturing company with operations on several continents, Mr. Whisler has extensive experience with international business operations and regulatory compliance matters. Additionally, Mr. Whisler’s background enables him to provide strategic advice and guidance to our Company’s management and Board regarding financial, human resources, and risk oversight matters.

Experience:

Retired; Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, 2000 to 2007; employed by Phelps Dodge Corporation in a number of positions since 1976, including President and Chief Operating Officer. Director of CSX Corporation and International Paper Company (Presiding Director 2009 to 2017). Previously served as Director of Burlington Northern Santa Fe Corporation and U.S. Airways Group, Inc.

KEY SKILLS AND EXPERTISE Audit/Finance CEO Dealers/Distribution Global Operations/Manufacturing Public Company Board Technology Regulatory/Legal/Governance

2020 PROXY STATEMENT | 17

CORPORATE GOVERNANCE

The Board of Directors has adopted written Principles and Practices (the Principles) which are available on the Company’s website, www.brunswick.com/investors/corporate-governance/governance-documents, or in print upon request by any Brunswick shareholder. The Principles set the framework for our governance structure. The Board believes that good corporate governance is a source of competitive advantage for Brunswick. Good governance allows the skills, experience, and judgment of the Board to support our executive management team, enabling management to improve our performance and maximize shareholder value.

As set forth in the Principles, the Board’s responsibilities include overseeing and directing management in building long-term value for shareholders. The Chief Executive Officer (CEO) and the senior management team are responsible for managing day-to-day business operations and for presenting regular updates to the Board about our business. The Board offers the CEO and management constructive advice and counsel and may, in its sole discretion and at the Company’s expense, obtain advice and counsel from independent legal, financial, accounting, compensation, and other advisors.

The Board of Directors met six times during 2019. Our Directors collectively attended more than 95% percent of the 2019 Board and committee meetings. The Principles provide that all members of the Board are requested to attend Brunswick’s Annual Meeting of Shareholders. All Directors, other than Mr. Wood who traveled to the meeting but fell ill, attended the 2019 Annual Meeting of Shareholders.

The independent Directors regularly meet in executive session without members of management present. Our Non-Executive Chairman of the Board, Manuel A. Fernandez, presides and acts as the Board’s leader. Additionally, the Chairman serves as a liaison between management and the Board and is responsible for consulting with the CEO regarding Board and committee meeting agendas and Board governance matters.

BOARD COMPOSITION

2020 PROXY STATEMENT | 18

BOARD QUALIFICATIONS

Among other things, the Board expects each Director to understand our business and the markets in which we operate, monitor economic and business trends, and use his or her perspective, background, experience, and knowledge to provide management with insights and guidance. To that end, the Board is comprised of business savvy Directors with strategic mindsets and meaningful operational skills. The Board continually monitors its members’ skills and experience and considers its members’ expertise for succession planning and committee assignments.

As part of this evaluation process, the Board and its committees conduct annual self-evaluations and the Chairman of the Board may also engage individual Board members regarding Board or Committee performance. In 2019, the Board engaged an independent third party to interview Directors and facilitate the Board, Committee, and Director review process. This third party reports on findings and provides feedback on Board performance relative to peers.

DIVERSITY OF EXPERIENCE

2020 PROXY STATEMENT | 19

BOARD SELECTION AND REFRESHMENT

THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
CANDIDATE SELECTION PROCESS

DIRECTOR CANDIDATE CONSIDERATIONS

•	INTEGRITY
•	EXPERIENCE
•	ACHIEVEMENTS
•	JUDGMENT
•	INTELLIGENCE
•	PERSONAL CHARACTER
•	DIVERSITY
•	ABILITY TO MAKE INDEPENDENT ANALYTICAL INQUIRIES
•	WILLINGNESS TO DEVOTE TIME TO BOARD DUTIES
•	LIKELIHOOD OF BOARD TENURE

The Board and the Nominating and Corporate Governance Committee (“Governance Committee”) believe that a diverse Board of Directors is important. Therefore, additional consideration is given to achieving an overall diversity of perspectives, backgrounds, and experiences in Board membership. The Governance Committee may retain a third-party search firm to assist it with identifying or recruiting qualified candidates when vacancies arise.

The Principles require a non-employee Director to retire from the Board at the first annual meeting of shareholders following his or her 75th birthday, and for an employee Director to resign when he or she ceases employment with Brunswick. In 2019, two of our Directors, Nolan Archibald and Ralph Stayer, retired after reaching their 75th birthdays. We thank them both for their long and valuable service to the Board.

The Governance Committee will consider qualified Director candidates who shareholders suggest by written submissions to:

Brunswick Corporation

26125 N. Riverwoods Blvd., Suite 500

Mettawa, IL 60045

Attention: Corporate Secretary’s Office

fax: 847-735-4433 or email: corporate.secretary@brunswick.com

Any recommendation a shareholder submits must include the name of the candidate, a description of the candidate’s educational and professional background, contact information for the candidate, and a brief explanation of why the shareholder believes the candidate is suitable for election. The Governance Committee will apply the same standards in considering Director candidates recommended by shareholders as it applies to other candidates.

In addition to recommending Director candidates to the Governance Committee, shareholders may also, pursuant to procedures established in our Amended By-Laws, directly nominate one or more Director candidates to stand for election through our advance notice or proxy access procedures. In order for a shareholder nominee to be included in our Proxy Statement for an annual meeting, the nomination notice must be provided between 120 and 150 days before the anniversary date that we first mailed our Proxy Statement for the annual meeting of the previous year, and must comply with all applicable requirements in the Amended By-Laws. To nominate Director candidates to stand for election at an annual meeting of shareholders without including them in our proxy materials, a shareholder must deliver written notice of the nomination to Brunswick’s Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. For a special meeting of shareholders, a shareholder wishing to make such a nomination must deliver written notice of the nomination to Brunswick’s Secretary no later than the close of business on the tenth day following the date on which notice of the meeting is first given to shareholders. In any case a notice of nomination submitted by a shareholder must include information concerning the nominating shareholder and the shareholder’s nominee(s) as required by our Amended By-Laws.

2020 PROXY STATEMENT | 20

BOARD LEADERSHIP

The Board remains committed to increasing shareholder value, in part by continually evaluating its own leadership and governance structure. In 2019, the Board separated the Chairman of the Board and CEO roles appointing Mr. Fernandez Non-Executive Chairman of the Board and appointing Mr. Foulkes CEO. The Board believes this structure has been effective in leveraging Mr. Fernandez’s extensive Board leadership experience in a variety of businesses with strong commercial product offerings and Mr. Foulkes’ significant experience with the Company and its operations.

Although the CEO is the Director most familiar with our business, industry, and day-to-day operations, the Chairman of the Board and the independent Directors have invaluable experience and expertise from outside the Company, giving them different perspectives regarding our strategic goals and objectives. As a Director, Mr. Foulkes is well-positioned to bring Company-specific experience to help the Board focus on those issues of greatest importance to the Company and its shareholders.

DIRECTOR INDEPENDENCE

As noted in the Principles, the Board believes that independent Directors should constitute a substantial majority of the Board and that no more than two members of management may serve on the Board at the same time. The Principles provide that a Director shall be considered to be independent if he or she satisfies the general Director independence standards established by the NYSE. The NYSE standards provide that a Director will not be independent unless the Board affirmatively determines that the Director has no material relationship with Brunswick (either directly or as a partner, shareholder, or officer of an organization that has a relationship with Brunswick).

Applying the NYSE standards, and considering all relevant facts and circumstances, the Board has made an affirmative determination that none of the non-management Directors has a material relationship with Brunswick and that all non-management Directors, comprised of Ms. Cooper, Mr. Everitt, Mr. Fernandez, Ms. Flaherty, Mr. McClanathan, Mr. Singer, Ms. Warner, Mr. Whisler, and Mr. Wood are independent. In addition, Nolan Archibald and Ralph Stayer, who served on the Board during 2019, were also determined to be independent. Mr. Foulkes is not independent due to his position as CEO of Brunswick.

RECENT FOCUS AREAS

Our Board is active and engaged, not only providing outstanding oversight and governance, but also refining procedures consistent with current best practices.

2020 PROXY STATEMENT | 21

SHAREHOLDER ENGAGEMENT

Our active investor relations efforts include regular and ongoing engagement with current and potential investors, financial analysts, and the media through conference calls, face-to-face investor meetings, correspondence, conferences, and other events. This ensures that management and the Board understand, consider, and address the issues that matter most to our shareholders. Since 2012, Brunswick has held an Investor Day at least every two years, most recently in February 2020. These Investor Days allow investor access to our top managers to discuss and explain our businesses, update the live and webcast audience on our progress against our current long-term plan, and outline our future plans, strategies, and commitments.

SHAREHOLDER COMMUNICATION

The Principles provide that our shareholders or other interested parties may, at any time, communicate in writing with the Board, the Chairman of the Board, or the other Independent Directors as a group, by writing to:

Brunswick Corporation

26125 N. Riverwoods Blvd., Suite 500

Mettawa, IL 60045

Attention: Corporate Secretary’s Office

fax: 847-735-4433 or email: corporate.secretary@brunswick.com

The General Counsel will review and distribute to the Board, the Chairman of the Board, or the other independent Directors as a group, as appropriate, copies of written communications received by any of these means, depending on the subject matter and facts and circumstances described in the communication. Communications that are not related to the duties and responsibilities of the Board, or are otherwise considered to be improper for submission to the intended recipient(s), will not be forwarded to the Board, the Chairman of the Board, or the non-management Directors.

BOARD COMMITTEES

The Board of Directors has five committees: Audit, Finance, Human Resources and Compensation, Nominating and Corporate Governance, and Executive. Each committee is comprised solely of independent Directors, as that standard is determined by the Principles and the NYSE Listed Company Manual, with the exception of the Executive Committee, where Mr. Foulkes serves as a member. Each of the committees may, at its sole discretion and at Brunswick’s expense, obtain advice and assistance from outside legal, financial, accounting, or other experts and advisors.

The following table shows the current membership of these committees:

	AUDIT	FINANCE	HUMAN RESOURCES & COMPENSATION	NOMINATING & CORPORATE GOVERNANCE	EXECUTIVE
N. COOPER
D. EVERITT
M. FERNANDEZ
L. FLAHERTY
D. FOULKES
J. MCCLANATHAN
D. SINGER
J. WARNER
S. WHISLER
R. WOOD

2020 PROXY STATEMENT | 22

BOARD COMMITTEES

The principal responsibilities of each of these committees are described generally below and in detail in their respective committee charters, which are available at www.brunswick.com/investors/corporate-governance/board-committees, or in print upon request by any Brunswick shareholder.

The Audit Committee assists the Board in overseeing:

•	Brunswick’s accounting, auditing, and reporting practices;
•	Its independent registered public accounting firm;
•	Its system of internal controls;
•	The quality and integrity of its financial information and disclosures; and
•	Its information technology, including cybersecurity programs.

The Committee reviews certain regulatory and compliance matters, policies regarding risk assessment and risk management, corporate tax strategy, cybersecurity, and our Information Security programs. The Audit Committee also receives and investigates any reports made to it concerning possible material violations of law or breaches of fiduciary duty by the Company or any of its officers, directors, employees, or agents. The Audit Committee maintains free and open communication, and meets separately at each regularly scheduled Board meeting with the Company’s independent registered public accounting firm, its internal auditors, and management.

The Finance Committee assists the Board as follows:

•	Oversees Brunswick’s capital allocation and financial structure, including debt structure, financial policies and procedures, capital expenditures, and capital expenditure budgets; and
•	Reviews proposals for corporate financing, short-term and long-term borrowings, the declaration and distribution of dividends, material investments and divestitures, share repurchases, insurance coverage, and related matters, as well as the funding and performance of Brunswick’s pension plans, pension exit execution, hedging practices, and associated derivatives.

The Human Resources and Compensation Committee (the Compensation Committee) assists the Board as follows:

•	Annually reviews and approves goals and objectives for Brunswick’s senior executives; together with the CEO evaluates the performance of senior executives; and oversees management development and succession planning;

2020 PROXY STATEMENT | 23

BOARD COMMITTEES

•	Annually reviews and makes recommendations to the Board of Directors about the compensation (including salary, annual incentive, equity-based compensation, and other cash compensation) of the CEO and, together with the Governance Committee, oversees the annual review of the CEO’s performance;
•	Approves salary, annual incentive, equity-based compensation, and other incentive compensation to be paid to other senior executives, and authorizes the CEO to approve awards to employees other than senior executives based on criteria established by the Compensation Committee; and
•	Oversees the development of a compensation philosophy for the Company that is consistent with its long-term strategic goals and does not encourage unnecessary risk-taking.

The Compensation Committee continues to engage Frederic W. Cook & Co., Inc. (FW Cook) to provide advice on various aspects of Brunswick’s executive compensation programs. The Committee meets with FW Cook in executive session on a regular basis and FW Cook reports directly to the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook pursuant to applicable SEC rules and NYSE listing standards and has concluded that FW Cook’s work for the Compensation Committee does not raise any conflict of interest.

The Nominating and Corporate Governance Committee (the Governance Committee) assists the Board as follows:

•	Oversees policies and programs designed to ensure Brunswick’s adherence to high corporate governance and ethical standards and compliance with applicable legal and regulatory requirements;
•	Provides oversight for the sustainability program and environmental, social, and governance (ESG) reporting;
•	Together with the Compensation Committee, oversees the annual review of the CEO’s performance. The Committee identifies, screens, interviews, and recommends to the Board potential director nominees and officer appointments;
•	Oversees other matters related to Board composition, performance, standards, size, and membership, including ensuring appropriate diversity of perspective, background, and experience in Board membership; and
•	Makes recommendations regarding director compensation design to the Board of Directors for review and action.

Our Human Resources Department and outside consultants provide the Governance Committee with director compensation data as publicly reported, including data relating to peer group and other similarly-sized companies, as well as data from published surveys.

In addition to its standing committees, the Board of Directors has an Executive Committee, comprised of the Chief Executive Officer, the Chairman of the Board, and the Chairs of the Audit, Finance, Compensation, and Governance Committees. The Executive Committee meets from time to time at the request of the Chairman of the Board. The committee did not meet in 2019.

2020 PROXY STATEMENT | 24

GOVERNANCE POLICIES & PRACTICES

BRUNSWICK ETHICS PROGRAM

Brunswick has adopted the Brunswick Code of Conduct (the Code), which applies to all employees, officers, directors, vendors, suppliers, and agents, and includes standards and procedures for reporting and addressing potential conflicts of interest, as well as a general code of conduct that provides guidelines regarding how to conduct business in an ethical manner. The Board has adopted an additional Code of Ethics for Senior Financial Officers and Managers (the Financial Officer Code of Ethics). The Financial Officer Code of Ethics applies to Brunswick’s Chief Executive Officer, Chief Financial Officer, Vice President—Treasurer, Vice President—Tax, Vice President—Internal Audit, Vice President and Controller, and other designated Brunswick employees, and sets forth standards to which these officers and employees are to adhere in areas such as conflicts of interest, disclosure of information, and compliance with laws, rules, and regulations. The Financial Officer Code of Ethics supplements the Code. The Governance Committee, Audit Committee, and our Ethics Office oversee and administer these policies. The Code and the Financial Officer Code of Ethics are available at www.brunswick.com or www.BCethics.com, and any Brunswick shareholder may obtain them in print upon request. If Brunswick grants a waiver of the policies set forth in the Code or the Financial Officer Code of Ethics, or materially amends either, we will, to the extent required by applicable law, regulation, or NYSE listing standard, disclose that waiver or amendment by making an appropriate statement on our website at www.brunswick.com.

TRANSACTIONS WITH RELATED PERSONS

Pursuant to its charter, the Governance Committee is tasked with the recommendation and review of corporate governance principles, policies, and programs designed to ensure our compliance with high ethical standards and with applicable legal and regulatory requirements, including those relating to conflicts of interest and other business practices that reflect upon our role as a responsible corporate citizen. The Governance Committee oversees the implementation of the Code, which contains our conflicts of interest policy. The Governance Committee reports on these compliance matters to the Board of Directors, which is ultimately responsible for overseeing the Company’s ethical and legal compliance, including transactions with “related persons.”

Our policy regarding related person transactions (the Related Person Transactions Policy) defines “related persons” to include all Directors and Executive Officers of the Company, all beneficial owners of more than 5 percent of any class of voting securities of the Company, and the immediate family members of any such persons. On a regular basis, we request Directors and Executive Officers to complete a questionnaire including questions designed to identify related persons and any potential related person transactions. Our General Counsel and Controller, or their delegates, review and update a listing of those individuals identified as related persons and provide a copy of this listing to our external auditors on at least an annual basis and more often as warranted. According to the Related Person Transactions Policy, a related person transaction includes certain transactions in which the Company is a participant and in which a related person has or will have a direct or indirect material interest, including any financial transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships. Certain transactions are excluded from the Related Person Transactions Policy.

If a related person transaction required to be disclosed pursuant to SEC rules is identified, the Related Person Transactions Policy requires that the General Counsel and Controller review the transaction and advise the Chair of the Governance Committee as well as the Chair of the Audit Committee, if appropriate. The Governance Committee may approve or ratify such transaction or, if it determines that the transaction should be considered by the Board of Directors, submit it for consideration by all disinterested members of the Board (the Reviewing Directors). In determining whether to approve or ratify a related person transaction, the Governance Committee and/or the Reviewing Directors will consider relevant factors, including:

•	The size of the transaction and the amount payable to a related person;
•	The nature of the interest of the related person in the transaction;
•	Whether the transaction may involve a conflict of interest; and
•	Whether the transaction involves the provision of goods or services to the Company that are also available from unaffiliated third parties and, if so, whether the terms of the transaction are at least as favorable to the Company as would be available in comparable transactions with unaffiliated third parties.

Since January 1, 2019, no transaction has been identified as a related person transaction and, therefore, no transaction was referred to the Board or any Board committee for review in that time period.

RISK MANAGEMENT

The Board of Directors has an active role in overseeing effective management of our risks and regularly reviews information regarding our credit, liquidity, cash flow, and business operations, including any associated risks, such as cybersecurity and regulatory risks. The Board conducts an annual, in-depth review of our business, which includes detailed analysis and consideration of strategic, operational, financial, legal, competitive, compliance, and compensation risk areas. Although the Board as a whole has responsibility for risk oversight, each Board Committee addresses relevant risk topics as part of its Committee responsibilities. The Committees oversee our risk profile and exposures relating to matters within the scope of their authority and provide periodic reports to the full Board about their deliberations and recommendations. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and overall compensation philosophy.

2020 PROXY STATEMENT | 25

Historically, in an ongoing effort to manage risk, we have maintained a level of financial prudence associated with our compensation programs which we plan to continue. In assessing whether risks arising from our compensation programs or policies were reasonably likely to have a material adverse effect on the Company, senior management reviewed our compensation programs and practices for all employees, the potential risk exposure presented by those programs and practices, and the factors, tools, and processes that mitigate those risks. As part of its 2019 review, management considered the compensation arrangements currently in place for employees and officers and, following this review, management determined, and the Compensation Committee agreed, that none of our compensation programs or policies creates risks that are reasonably likely to have a material adverse effect on the Company.

As part of this process, management presented a summary to the Compensation Committee for discussion. The summary listed each compensation program and policy applicable to the various groups of Brunswick employees and officers, the potential risks presented by that program or policy, and the risk mitigation tools or processes employed by the Company to mitigate the related risks.

The compensation programs and policies covered by the summary included payments in the forms of base salaries, annual incentive compensation, and equity-based awards. The risk mitigation tools covered by the summary included the following: (1) the plans were capped at maximum payout levels that, while creating incentives for superior business performance, were not so great as to entice undue risk-taking; (2) the performance metrics to achieve above-target payouts under the plans were not unduly leveraged (that is, small increments of above-target performance would not result in disproportionate increases in calculated plan bonus amounts); and (3) the annual incentive plans contain negative discretion provisions that can be (and have been) exercised to reduce or eliminate calculated payout results. This mechanism places final control of plan payouts with our Board of Directors. Other compensation risk mitigants in place include robust stock ownership requirements for Executives, an established clawback policy, and no hedging or pledging of shares by employees.

In addition to senior management’s review, members of our Human Resources Department conduct an annual assessment of all executive and non-executive incentive plans to ensure that they are aligned with our strategic business objectives. In 2019, our Human Resources representatives conducted a full review of the potential risks associated with our incentive plans and engaged in the following analysis:

•	Identified the metrics governing each incentive-based compensation program;
•	Assessed the performance metrics of the incentive programs to ensure that they are consistent with our short-term and long-term goals;
•	Reviewed the potential range of payouts to confirm that payouts are reasonable in relation to the economic gain associated with achievement of the metrics;
•	Ensured that the plans establish maximum payout amounts, or caps, for the calculation of payments, as appropriate; and
•	Verified that our management team and/or the Board of Directors retain the right to modify, suspend, and/or terminate the plans and corresponding payouts without prior notice.

Our Human Resources representatives considered all of the foregoing information, specifically assessing each of our incentive plans to identify any provisions that might cause employees to act in a manner that would create risks that are reasonably likely to have a material adverse effect on the Company. No such provisions were identified.

In addition, the Compensation Committee engages in a comprehensive annual review of the Brunswick Performance Plan (BPP), our primary annual incentive plan, and its performance measures. The Compensation Committee assesses the BPP in conjunction with our overall strategic business objectives, as well as its forecast and budget. In 2019, the Committee also assessed each of our compensation programs, ensuring that they were consistent with and aligned with our short- and long-term business objectives. The Compensation Committee reviewed the 2019 BPP and determined that its plan design would effectively encourage employees to engage in appropriate and responsible behavior without unnecessary risk-taking that could have a negative impact on the Company. In addition, the BPP contains a negative discretion clause that expressly empowers the Compensation Committee to limit or reduce the BPP payout under the BPP’s formula, based on extenuating circumstances and business outlook.

The majority of our non-executive incentive plans adopt the BPP’s performance metrics, ensuring that the plans encourage and reward appropriate behavior throughout the organization. For those few incentive plans at the division level that do not mirror the BPP, Brunswick management performs a similar analysis of the plans on an annual basis in order to identify and remediate any potential negative behaviors that might result.

2020 PROXY STATEMENT | 26

SUSTAINABILITY, SOCIAL

& ENVIRONMENTAL RESPONSIBILITY

IN 2020, CONCURRENT WITH THE FILING OF THIS PROXY
STATEMENT, WE ARE RELEASING OUR FIRST CONSOLIDATED
BRUNSWICK SUSTAINABILITY REPORT

We maintain active programs across the enterprise to manage, measure and reduce our environmental impact and to ensure a healthy and safe workplace for our employees and contractors. Our 2019 Brunswick Sustainability Report details these programs, goals and performance against those goals.

FOUR PILLARS OF OUR SUSTAINABILITY PROGRAM

Our Sustainability Program measures performance, helping us to drive continuous improvement and promote the values and behaviors consistent with our goals. The four pillars and related goals include:

EFFICIENT CONSUMPTION OF ENERGY

•	Measure and monitor our energy consumption

•	Make efforts to reduce the amount and cost of energy used

•	Over time, transition to renewable energy sources

CARE FOR THE ENVIRONMENT

•	Responsibly manage the materials used in our processes

•	Minimize the creation and disposal of waste materials and emissions while preserving natural resources

•	Reduce the amount of waste created or resources consumed on both a per unit of output basis and on an absolute basis

PRODUCT STEWARDSHIP

•	Minimize and reduce the impact on the environment in the production, use, and disposal of our products

•	Develop products that lead to an improved environmental footprint through their lifecycle

QUALITY OF LIFE FOR ALL STAKEHOLDERS

•	Improve the health, safety, and well-being of our employees and community

•	Promote the safe and responsible use of our products

•	Improve the communities where our products are made

2019 SUSTAINABILITY HIGHLIGHTS

•	For the second consecutive year, Forbes named Brunswick among America’s best employers in 2019.

•	Forbes and Statista recognized Brunswick as one of the Best Employers for Diversity. In addition, the Company was honored as a 2019 Corporate Champion by the Women’s Forum of New York for its progress toward gender parity in the boardroom with 30% or more of board seats held by women.

•	Mercury Marine received the Sustainability Process Award from the Wisconsin Sustainable Business Council for its aluminum recycling program in December 2019 along with being recognized with its 9th consecutive Green Masters award for sustainability leadership in its home state of Wisconsin.

•	Through Brunswick’s successful water conservation programs at our facilities in Fort Wayne, Indiana and Fond du Lac, Wisconsin, Brunswick has reduced its water consumption by over 14 percent versus 2018.

•	Freedom Boat Club and Sea Ray were each honored with National Boating Industry Safety Awards for their development and promotion of innovative, consumer-oriented boating safety education campaigns.

•	Brunswick’s strong influence on advanced technology was recently featured in its debut presence at the 2020 CES in Las Vegas where the Company was recognized among technology leaders beyond the marine industry.

Read Brunswick’s entire 2019 Sustainability Report by visiting www.brunswick.com/corporate-responsibility/sustainability.

2020 PROXY STATEMENT | 27

DIRECTOR COMPENSATION

2019 DIRECTOR COMPENSATION TABLE

The table below summarizes the compensation we paid to non-employee Directors for the fiscal year ended December 31, 2019.

Director(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	All Other Compensation(4)	Total

NOLAN D. ARCHIBALD(5)	$33,732	$74,061	$30,000	$137,793
NANCY E. COOPER	$95,000	$152,442	$30,000	$277,442
DAVID C. EVERITT	$183,448	$146,284	—	$329,732
MANUEL A. FERNANDEZ	$95,000	$298,376	$30,000	$423,376
LAUREN P. FLAHERTY	$95,000	$127,096	$19,999	$242,095
JOSEPH W. McCLANATHAN	$95,000	$162,762	$30,000	$287,762
DAVID V. SINGER	$183,448	$167,497	$30,000	$380,945
RALPH C. STAYER(5)	$33,732	$85,519	$19,128	$138,379
JANE L. WARNER	$95,000	$141,538	$30,000	$266,538
J. STEVEN WHISLER	$95,000	$168,763	$30,000	$293,763
ROGER J. WOOD	$95,000	$163,980	$30,000	$288,980

(1)	David M. Foulkes is not included in this table as he was an employee of the Company in 2019 and received no additional compensation for his service as director. The compensation Mr. Foulkes received as a Company employee in 2019 is shown in the 2019 Summary Compensation Table on page 43.

(2)	Amounts in this column reflect the 2019 annual cash fees earned by each non-employee director. Amounts for Messrs. Everitt and Singer reflect cash compensation of $88,448 earned for work in connection with the Life Fitness sale transaction. Mr. Fernandez, Mr. McClanathan, Mr. Singer, Mr. Stayer, Ms. Warner, Mr. Whisler, and Mr. Wood elected to receive the 2019 annual cash fees in the form of deferred Common Stock, with a 20 percent premium.

(3)	This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2019 fiscal year in accordance with FASB ASC Topic 718. Amounts in this column represent the portion of fees required to be paid to Directors in the form of Common Stock, as well as the 20 percent premium that is received by those Directors who elected to receive the cash portion of their fees in the form of deferred Common Stock. For assumptions used in the valuation of such awards, see Note 18 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)	The amounts shown in this column include our cost of products provided pursuant to the Brunswick Product Program during our fiscal year ended December 31, 2019.

(5)	Messrs. Archibald and Stayer left the Board effective May 8, 2019.

The grant date fair values of awards in this column is as follows:

Director	Grant Date Fair Values of Shares of	Grant Date Fair Values of Shares Attributable to 20% Premium
	Common Stock	Applied to Deferral of Fees

NOLAN D. ARCHIBALD	$74,061	—
NANCY E. COOPER	$152,442	—
DAVID C. EVERITT	$146,284	—
MANUEL A. FERNANDEZ	$279,339	$19,037
LAUREN P. FLAHERTY	$127,096	—
JOSEPH W. McCLANATHAN	$143,689	$19,037
DAVID V. SINGER	$148,460	$19,037
RALPH C. STAYER	$75,633	$9,886
JANE L. WARNER	$136,808	$4,730
J. STEVEN WHISLER	$149,726	$19,037
ROGER J. WOOD	$144,943	$19,037

2020 PROXY STATEMENT | 28

The following table sets forth the aggregate number of shares subject to outstanding stock awards held by each non-employee Director as of December 31, 2019:

Director	Aggregate Number of Shares Subject to Stock Awards Outstanding as of
December 31, 2019
NOLAN D. ARCHIBALD	—
NANCY E. COOPER	—
DAVID C. EVERITT	—
MANUEL A. FERNANDEZ	4,611
LAUREN P. FLAHERTY	—
JOSEPH W. McCLANATHAN	—
DAVID V. SINGER	—
RALPH C. STAYER	3,689
JANE L. WARNER	—
J. STEVEN WHISLER	1,684
ROGER J. WOOD	—

NARRATIVE TO DIRECTOR COMPENSATION TABLE

ANNUAL FEES AND DEFERRED STOCK AWARDS

Non-employee Directors receive an annual retainer of $225,000, with $95,000 payable in cash and $130,000 payable in Common Stock. The Chairman of the Board receives an additional annual retainer of $150,000 paid in Brunswick stock.

Chairs of committees and members of certain committees receive additional annual retainers paid in Brunswick stock, as follows:

•	Audit Committee Chair: $20,000
•	Compensation Committee Chair: $15,000
•	Finance and Governance Committee Chairs: $12,000
•	Audit Committee members: $10,000
•	Compensation Committee members: $7,500
•	Finance and Governance Committee members: $5,000

The Fitness Transaction Leaders (Messrs. Everitt and Singer) received $15,000 per month paid in cash during the time period in which they served in this capacity. For the portion of each Director’s total annual fee paid in Common Stock, the number of shares is determined by the closing price of Common Stock on the date of the award and is reported in the “Stock Awards” column of the Director Compensation Table. The receipt of these shares may be deferred until a Director retires from the Board. Each Director may elect to have the cash portion of the annual fee paid as follows:

•	In cash or
•	In Common Stock, deferred until the Director leaves the Board, with a 20 percent premium.

For Directors who elect to receive the cash portion in deferred Common Stock, the number of shares to be received upon departure from the Board is determined by multiplying the cash amount by 1.2, then dividing that amount by the closing price of Common Stock on the date of the award.

SHARE OWNERSHIP REQUIREMENTS

As set forth in the Principles, within five years of appointment or initial election, a Director is required to own Common Stock and deferred stock units of the Company equal to five times the amount of the Director’s annual cash retainer. Once having met this threshold, if a Director falls below the threshold as a result of a decline in our stock price, the Director will have a two-year period within which to once again achieve the threshold. We calculate compliance with these guidelines annually, using the average Brunswick stock price for the prior calendar year. As of December 31, 2019, all Directors were in compliance with the share ownership requirements.

BRUNSWICK PRODUCT PROGRAM

Directors are encouraged to use Brunswick products to enhance their understanding and appreciation of Brunswick’s business. Directors receive an annual allowance of up to $30,000 which may be applied to purchase Brunswick products and/or fund expenses incurred relating to the ownership of such products. Directors may purchase Brunswick products through the Employee Purchase Program at the same discounted prices as employees. Brunswick reports actual and imputed income associated with the program and does not reimburse Directors for the associated tax liability.

2020 PROXY STATEMENT | 29

STOCK HELD BY DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL SHAREHOLDERS

Each Director, each Executive Officer listed in the 2019 Summary Compensation Table, and all Directors and Executive Officers as a group owned the number of shares of Common Stock set forth in the following table as of March 10, 2020, with sole voting and investment power except as otherwise noted:

Director/Executive Officer	Number of Shares Beneficially	Percent of Class
	Owned

NANCY E. COOPER	13,063	*
DAVID C. EVERITT	20,339	*
MANUEL A. FERNANDEZ	126,899	*
LAUREN P. FLAHERTY	3,024	*
JOSEPH W. McCLANATHAN	7,424	*
DAVID V. SINGER	30,280	*
JANE L. WARNER	21,604	*
J. STEVEN WHISLER	65,616	*
ROGER J. WOOD	39,317	*
DAVID M. FOULKES	16,615(1)(2)	*
WILLIAM L. METZGER	146,472(1)(2)	*
HUW S. BOWER	16,698(1)	*
CHRISTOPHER F. DEKKER	20,584(1)	*
CHRISTOPHER D. DREES	5,207(2)	*
ALL DIRECTORS & EXECUTIVE OFFICERS AS A GROUP	554,571(1)	*

*	Indicates less than 1 percent ownership of outstanding shares.
(1)	Includes the following shares of Brunswick Common Stock issuable pursuant to stock-settled SARs exercisable within 60 days of March 10, 2020: Mr. Foulkes 2,000 shares, Mr. Metzger 20,300 shares, and all executive officers as a group 22,300 shares. Includes the following shares of Brunswick Common Stock held by the Brunswick Savings Plan as of December 31, 2019: Mr. Foulkes 3,594 shares, Mr. Metzger 1,150 shares, Mr. Bower 31 shares, Mr. Dekker 1,132 shares and all executive officers as a group 9,578 shares. Excludes the following shares of Brunswick Common Stock issuable to officers, receipt of which has been deferred: Mr. Foulkes 6,315. Mr. Foulkes will be entitled to receive these deferred shares in predetermined installments which will commence at varying times, in accordance with plan terms, none within 60 days of the Record Date.

(2)	Excludes Restricted Stock Units (RSUs) owned under the “Rule of 70 or Age 62” terms of awards but not distributable for three years from the grant date.

These shareholders known to us to beneficially own more than 5 percent of our outstanding Common Stock as of March 10, 2020 are:

Name and Address of Beneficial Owner	Number of Shares Beneficially		Percent of Class
	Owned

THE VANGUARD GROUP, INC. 100 Vanguard Blvd., Malvern, PA 19355	7,385,806	(1)	9.31%
BLACKROCK, INC. 55 East 52nd Street, New York, NY 10055	7,329,921	(2)	9.24%

(1)	This information is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. (Vanguard) with the SEC on February 12, 2020. Vanguard has sole voting power over 42,078 shares, shared voting power over 12,902 shares, sole dispositive power over 7,341,782 shares, and shared dispositive power over 44,024 shares as of December 31, 2019.

(2)	This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. (BlackRock) with the SEC on February 5, 2020. BlackRock has sole voting power over 6,988,323 shares and sole dispositive power over 7,329,921 shares as of December 31, 2019.

2020 PROXY STATEMENT | 30

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our overall executive compensation policies and practices and specifically analyzes the total compensation for the Named Executive Officers (NEOs). The NEOs are:

DAVID M. FOULKES Chief Executive Officer	WILLIAM L. METZGER Senior Vice President & Chief Financial Officer	HUW S. BOWER Vice President & President – Brunswick Boat Group

CHRISTOPHER F. DEKKER Vice President, General Counsel and Corporate Secretary	CHRISTOPHER D. DREES Vice President & President – Mercury Marine

BUSINESS HIGHLIGHTS

Our 2019 results represent the tenth consecutive year of growth, resulting from strong operating performance.

GENERATE REVENUE GROWTH	GROW EARNINGS BEFORE INCOME TAX	STRONG FREE CASH FLOW

2020 PROXY STATEMENT | 31

BUSINESS HIGHLIGHTS

GENERATE REVENUE GROWTH

•	While GAAP net sales declined 0.3%, when adjusted for the removal of our Sea Ray Sport Yacht and Yacht business, we reported adjusted(1) net sales increases of 1% in a marine market that declined globally.

•	Marine engine segment sales increased as the addition of Power Products and continued gains in higher horsepower outboard engine categories were partially offset by reductions in sales of outboard engines 150 horsepower and below, as well as lower sales of sterndrive engines.

•	Boat segment sales declined due to planned inventory reductions in wholesale unit shipments of value pontoons and aluminum fish products in response to retail declines. Saltwater fishing sales were affected by challenging comparisons between years at Boston Whaler due to leaning pipelines in advance of upcoming major product launches. Sales declines were partially offset by gains in other premium offerings, including Sea Ray Sport Boats and Cruisers.

DELIVER OPERATIONAL EXCELLENCE

•	Reported GAAP earnings before income taxes of $110.7 million in 2019 compared with earnings before income taxes of $310.7 million in 2018, adjusted earnings before income taxes were $465.2 million in 2019 versus $461.7 million in 2018.

•	Gross margin improved 190 basis points when compared with 2018; adjusted gross margin improved 50 basis points as benefits from the Power Products acquisition and favorable changes in sales mix in the Marine Engine segment outweighed the impact of lower sales, tariffs and unfavorable changes in foreign exchange rates.

•	Operating margin improved by 290 basis points when compared to prior year; adjusted operating margin increased 50 basis points.

•	Our cost structure and employment levels were rationalized after the Fitness sale.

STRONG FREE CASH FLOW

•	We generated net cash provided by operating activities of $475.3 million and free cash flow of $250.4 million and had cash flow from discontinued operations of $440.6 million including proceeds from the sale of Life Fitness, enabling continued focus on execution of the capital strategy, including the following highlights in 2019:

-	Invested a combined $350 million in research and development and capital expenditures

-	Acquired Freedom Boat Club

-	Retired $300 million of near-term debt

-	Completed the exit from the Company’s qualified defined benefit pension plans

-	Repurchased $400 million of stock and increased cash dividends paid to $73.4 million

(1)	Please see the Appendix for a reconciliation of non-GAAP financial measures.

2020 PROXY STATEMENT | 32

2019 SAY-ON-PAY EXECUTIVE COMPENSATION VOTE

At its 2019 Annual Meeting, shareholders overwhelmingly approved our “say on pay” proposal (shareholders cast 94.88 percent of votes for the proposal). We were pleased with this significant vote of confidence in our pay practices and did not make any direct changes to our compensation programs as a result of the vote. Nevertheless, we did make some changes to our compensation programs in 2019 to further reinforce our pay-for-performance philosophy and align management compensation with shareholder interests.

KEY COMPENSATION DECISIONS IN 2019

ANNUAL INCENTIVE PLAN

All NEOs participated in the annual incentive plan called the Brunswick Performance Plan (BPP). The design of the 2019 annual incentive plan evolved to support the progression of our marine strategy and the sale of the Fitness division in 2019. This design prioritizes metrics that are important to shareholders while maintaining alignment to the key performance goals of the organization. For Corporate NEOs (Messrs. Foulkes, Metzger, and Dekker), a majority of the award is tied to overall Brunswick Earnings Per Share (EPS) with a link to Brunswick Free Cash Flow (FCF). For Division NEOs (Messrs. Bower and Drees), their plan design includes a divisional EBIT component to reward division performance, while maintaining a meaningful portion of the award tied to overall Brunswick EPS and FCF. On an enterprise basis, actual performance in 2019 was below the performance targets set for the 2019 BPP, and we paid NEOs aggregate awards under the plan at approximately 51 percent of target opportunity. For additional information on the annual incentive plan, see “Achievement of Targeted Results” on page 36.

LONG-TERM INCENTIVES

We grant performance-based equity in the form of Performance Shares to certain key senior executives, including each of the NEOs. Starting with the awards granted in 2015, performance underlying the awards is measured based on Cash Flow Return on Investment (CFROI), Operating Margin and Brunswick’s total shareholder return performance relative to the total shareholder return (TSR) of an established peer group, as measured over a three-year performance period. We believe Performance Shares strengthen our pay-for-performance philosophy and align management’s long-term goals with our key strategic initiatives. Actual performance for the 2017 Performance Shares award fell below the three-year targets, and awards paid under the plan were at 94.9 percent of target opportunity. For additional information, see page 38. In addition, the Company continues to provide Restricted Stock Units (RSUs) as part of equity compensation delivered to reinforce key retention initiatives and to align shareholder and NEO interests.

MANAGEMENT SUCCESSION ACTIVITIES

We promoted Mr. Drees to the role of Vice President and President, Mercury Marine in April 2019. In consideration of this promotion, we increased Mr. Drees’ annual long-term incentive target, which was determined based on competitive practice for comparable roles and internal equity. As such, Mr. Drees received an additional equity grant in April 2019 to recognize his increased target which was prorated for the balance of 2019. Six months after his promotion, Mr. Drees was provided a base salary increase in recognition of his early positive contributions in the role.

OVERALL PHILOSOPHY AND OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAMS

The overall philosophy of our compensation programs for the NEOs and other senior executives is to encourage and reward the creation of sustainable, long-term shareholder value. Specifically, we identified the following objectives to help realize this goal:

ALIGNMENT WITH SHAREHOLDERS’ INTERESTS

Reward performance in a given year and achievements over a sustained period that are aligned with the interests of our shareholders.

REMAIN COMPETITIVE

Attract, retain, and motivate the talent required to ensure our continued success.

MOTIVATE ACHIEVEMENT OF FINANCIAL AND STRATEGIC GOALS

Ensure that compensation structure reinforces achievement of business objectives and execution of our overall strategy.

REWARD SUPERIOR PERFORMANCE Reinforce our pay-for-performance culture.

2020 PROXY STATEMENT | 33

COMPENSATION DESIGN PRINCIPLES

In support of our objectives, the framework of our executive compensation programs incorporates the following design principles.

FOCUS ON THE CREATION OF LONG-TERM SHAREHOLDER VALUE

Our senior executives are responsible for achieving long-term strategic goals. Accordingly, compensation is weighted more heavily towards rewarding long-term value creation for shareholders as an individual rises within the organization.

Our emphasis on long-term shareholder value creation is best illustrated in the following chart, which shows the portion of total targeted compensation that is attributable to long-term incentive compensation and the portion attributable to other key elements of our compensation programs. As shown in the chart, long-term incentive compensation accounts for the largest percentage of overall compensation when compared to base salary and annual incentives (bonus). In addition, as a result of the compensation structure, a majority of senior executive compensation is deemed performance-based or “at risk,” with such amounts constituting approximately 84 percent of Mr. Foulkes’ total compensation and approximately 71 percent of total compensation for our other NEOs in 2019.

Below is a chart comparing the targeted compensation mix of the CEO and other NEOs:

PROVIDE INCENTIVES FOR ACHIEVEMENT OF OUR GOALS

We charge our senior executives with the responsibility for meeting our strategic, financial, and operational goals which we believe are key drivers to long-term shareholder value creation. As a result, we link executive compensation to business performance by establishing business metrics against which we measure performance, and which the Board has determined are important to our key stakeholders.

We establish variable compensation targets (individual BPP targets and long-term incentive targets) for NEOs and other employees with reference to market median for each separate compensation component and evaluate overall competitiveness of Total Direct Compensation (TDC) (base salary plus annual bonus opportunity plus long-term incentives) for each individual as compared to the market TDC.

We base annual incentive metrics on overall enterprise metrics for corporate participants and a combination of division and overall Brunswick results for division participants. Long-term incentives are based on our consolidated results and TSR.

WHAT WE DO:

•	Base a very high percentage of executive pay on performance through annual and long-term incentives
•	Require executives to achieve performance-based goals tied to shareholder return
•	Target median compensation levels and benchmark market data of our peer group when making executive compensation decisions
•	Apply strict share ownership requirements to officers and Directors
•	Require vested shares from our equity compensation programs to be held until share ownership requirements are met
•	Disclose metrics, weightings, and outcomes of annual and long-term incentives for executives
•	Evaluate and manage risk in our compensation programs
•	Use an independent compensation consultant
•	Have an established clawback policy
•	Maintain double-trigger equity award vesting acceleration upon involuntary termination following a Change in Control (CIC)
•	Engage in a rigorous and thoughtful executive succession planning process with the Board

WHAT WE DON’T DO:

•	No excise tax gross-ups
•	No modified single-trigger or single-trigger CIC severance agreements (we only use double-trigger CIC severance provisions)
•	Expressly forbid option repricing not in accordance with plans already approved by shareholders
•	Expressly forbid exchanges of underwater options for cash in all of our active equity plans
•	No hedging of shares by our Directors or employees
•	No pledging of shares by our Directors or employees
•	No dividends or dividend equivalents on unearned Performance Shares

2020 PROXY STATEMENT | 34

COMPETITIVE COMPENSATION

We recognize that, in order to attract and retain the level of talent that is essential to achieving our established objectives, we must maintain a competitive executive compensation program. Each year, the Compensation Committee’s independent compensation consultant, FW Cook, provides a detailed peer analysis regarding proposed CEO compensation levels and other plan design elements. We are the largest domestic publicly traded company in the recreational marine industry, with total revenues significantly higher than other publicly traded U.S. recreational boat manufacturers, and as a result, there are no direct competitors in the compensation peer group. Criteria used to identify the peer group include:

SIZE	BUSINESS FOCUS	CONSISTENCY

Companies with revenues that generally range from one-half to two times our total annual revenue.	Publicly traded manufacturing companies.	The peer group should be relatively stable. Companies historically have been eliminated if they were acquired or if their revenue falls outside the referenced range.

FW Cook led an analysis to assess the appropriateness of the peer group during 2019, which resulted in changes to the peer group composition to greater align with the Company’s transformation to a marine-focused enterprise. The result of these peer company changes will take effect for 2020 compensation planning purposes. The next review of the peer group is scheduled for 2021.

For all NEOs other than the CEO, we assess the competitiveness of executive compensation every two years using manufacturing industry survey data purchased from Aon Hewitt. Each position is benchmarked based on scope of responsibilities, revenue size of the applicable business unit, and level within the organizational hierarchy. We design our target pay mix and total compensation opportunities to approximate the median of the market. In 2019, we completed a competitive benchmark assessment which confirmed that, on average, our target total direct compensation (base salary, annual bonus, and long-term incentives) for senior management positions, including the NEOs, approximates the median of competitive practice. We are scheduled to complete the analysis again in 2021.

The chart to the right summarizes the CEO’s target total direct compensation as compared to the median of the market data for his role as well as the average NEO target total direct compensation compared to the average applicable market data job matches for each of their respective roles. This chart reinforces that we are generally aligned with our market median pay philosophy.

INTERNAL EQUITY

We establish compensation ranges for positions with similar characteristics and scope of responsibility, including NEO positions. Balancing competitiveness with internal equity helps support management development and movement of talent throughout our worldwide operations. Differences in actual compensation between employees in similar positions result from individual performance, future potential, and division financial results. This effort also helps us promote talented managers to positions with increased responsibilities and provides meaningful developmental opportunities for our employees.

REWARD CORPORATE, DIVISION, AND INDIVIDUAL PERFORMANCE

Recognizing company and individual performance in compensation helps reinforce the importance of working together and furthers our pay-for-performance philosophy. For 2019, we funded incentives for all participants based on the achievement of company performance goals and allocated incentives based on individual contributions. For those NEOs with division responsibility, we focused incentives on the financial performance of their divisions, but also included a meaningful portion tied to overall enterprise results.

2019 PEER GROUP:

Colfax

Crane

Dana Incorporated

Flowserve

Harley-Davidson

Hasbro

Leggett & Platt

Mattel

Meritor

Navistar

OshKosh

Polaris Inc.

Regal-Beloit

Snap-on Tools

Tenneco

Thor

Timken

AVERAGE NEO TARGET DIRECT COMPENSATION VS. MARKET MEDIAN

2020 PROXY STATEMENT | 35

WHAT IS REWARDED?

We design NEO compensation to reward achievement of budgeted financial results, namely Earnings Per Share (EPS), Free Cash Flow (FCF), Earnings Before Interest and Taxes (EBIT) – for business unit participants, Cash Flow Return on Investment (CFROI), Operating Margin, Brunswick total shareholder return (both absolute and on a relative basis), and individual performance.

ACHIEVEMENT OF TARGETED RESULTS

We established the 2019 BPP annual incentive formula to recognize and reward outstanding performance by both the overall Company and our divisions. Specifically, the BPP for the NEOs provides that funding is based on the achievement of enterprise EPS and FCF, and division-specific EBIT as shown in the following chart.

	Enterprise		Division

Corporate Participants	75% EPS	25% FCF	n/a
Division Participants	25% EPS	25% FCF	50% DIV EBIT

Each NEO also participates in the Performance Share plan, which rewards performance based on the achievement of both CFROI and Operating Margin over a three-year period, subject to a potential modifier at the end of the performance period based on Brunswick’s three-year TSR performance against the TSR of certain companies in the Global Industry Classification Standard (GICS) “Leisure Products” sub-industry.

The Compensation Committee believes that EPS, FCF and division EBIT are appropriate measures to use in our annual incentive plan. Earnings figures, specifically EPS, are widely tracked and reported by analysts and used as a measure to evaluate our performance. FCF is a metric that is important to shareholders and key to business operations and capital strategy. Division EBIT is important for Division NEOs as it provides a line of sight and accountability for business unit performance and contributes to overall earnings performance. Both CFROI and Operating Margin are appropriate within the long-term performance share plan to measure how effectively we manage our cash and business to create long-term sustainable performance for our shareholders.

Our grants of Performance Shares and RSUs inherently reward absolute TSR because the ultimate earned value of each share will depend on our TSR during the performance/vesting period. In addition, the number of Performance Shares actually earned will depend on our relative TSR performance against other leisure products companies. We use absolute and relative TSR metrics because they align the earned compensation amounts with our market performance and our shareholders’ experience.

INDIVIDUAL PERFORMANCE

Individual performance affects base salary increases, annual incentives, and equity grant decision-making. As part of the compensation planning process, managers have the ability to adjust all elements of compensation based on the individual’s attainment of annual goals and performance against critical competencies.

The Compensation Committee and the Governance Committee of the Board of Directors jointly assess the CEO’s performance with input from all members of the Board of Directors. The CEO assesses performance of other NEOs with review by the Compensation Committee.

2020 PROXY STATEMENT | 36

COMPENSATION ELEMENTS

We structure our compensation to reflect our business objectives and compensation philosophy. The particular elements that comprise our compensation programs for senior executives are summarized below along with an explanation of why we selected each compensation element, how the amount and formula are determined, and how decisions regarding that compensation element fit into our overall compensation objectives and programs.

BASE SALARY

Base salary is fixed compensation for our NEOs. It is designed to provide a minimum level of pay that reflects each executive’s position and scope of responsibility, leadership skills, and individual performance, as demonstrated over time. When establishing an executive’s base salary, we also target the median pay level within the market for positions with similar responsibilities and business size. A competitive base salary is critical to attracting and retaining the executives needed to lead the business.

We review salaries on an annual basis to ensure they are externally competitive, reflect individual performance, and are internally equitable in relation to other Brunswick executives. We make salary adjustments on a periodic basis in response to market practices and to provide merit increases. Additionally, the base salary component serves as the foundation of executives’ total pay, as incentives and benefits are generally computed as a function of base salary, which allows us to link performance and pay. As illustrated by the following chart, the average merit increase, excluding promotional or market adjustments, of NEO salary from 2017 to 2019 was 2.8 percent.

	2017	2018	2019	Avg.

FOULKES	3.7%	3.8%	0.0%	2.5%
METZGER	5.0%	3.8%	2.7%	3.8%
BOWER	3.0%	3.4%	3.3%	3.2%
DEKKER	0.0%	2.9%	4.4%	2.4%
DREES	3.0%	3.0%	0.0%	2.0%

Average Merit Increase: 2.8%

ANNUAL INCENTIVE PLAN

Our annual incentive plan, the BPP, is the primary compensation element used to reward accomplishments against established business goals within a given year.

We set the BPP target funding based on budgeted performance for the year, as approved by the Board of Directors. The BPP limits funding to no more than 200 percent of target funding, with the Compensation Committee approving enterprise and division plan metric amounts within a range from 0 percent to 200 percent based on its review of our performance against pre-established targets. The threshold payout level for bonus awards is 25% of enterprise-wide performance achievement. Target funding is equal to salary paid in the year multiplied by the target BPP percentage for each participant. For 2019, the percentage of salary targets under the BPP for NEOs ranged from 71 percent to 125 percent.

We determine individual awards using: overall funding as approved by the Compensation Committee, the individual’s pro-rata portion of approved funding as adjusted for individual performance, and other factors deemed to be relevant. For 2019, the Compensation Committee approved NEO payouts ranging from 26 percent to 66 percent of target opportunity. The performance measures required to support funding for all NEOs in 2019 were:

Performance Metric	Threshold	Target	Maximum

EPS – ENTERPRISE	$3.46	$4.60	$5.74
FCF – ENTERPRISE	$133.3M	$305.3M	$477.3M

Performance Metric	Threshold	Target	Maximum

MERCURY MARINE EBIT	$423.9M	$547.9M	$671.9M
BOAT GROUP EBIT	$98.8M	$133.8M	$168.8M

The BPP plays an important role in our overall compensation structure, as it signals “what is important” and “what is expected” for the year from the standpoint of corporate, division, and/or individual results. Additionally, the BPP serves to focus executives on achieving current objectives, which are deemed necessary to attain long-term goals, and it establishes appropriate performance and annual incentives by rewarding divisions and individuals within those units for actual performance.

The BPP terms and conditions include a provision to provide a pro-rata payment for those who meet the Rule of 70 or Age 62(rule defined under the “Rule of 70 or Age 62” section on page 46) and retire during the second half of the plan year, subject to Committee approval for NEOs. Providing a pro-rata bonus payment (distributed at the same time as active employee bonus awards) provides flexibility for the timing of retirements and enables the Company to effectively transition key successors.

As we continue to transform our business to a marine-focused enterprise, we slightly realigned the plan design of the 2020 BPP. The plan design for Corporate NEOs is consistent with the 2019 design, but for Division NEOs, a larger portion of their award is tied to EPS to signal the importance of collaboration among our executive team and strengthen the link to shareholder interests. The design of the 2020 BPP is as follows:

	Enterprise		Division

Corporate Participants	75% EPS	25% FCF	n/a
Division Participants	50% EPS	25% FCF	25% DIV EBIT

2020 PROXY STATEMENT | 37

LONG-TERM INCENTIVES

We continually monitor what might be the most appropriate design of our long-term incentive plans, taking into consideration both competitive practice and what would drive the most appropriate behavior of the participants. To reinforce the use of performance-based compensation, certain senior executives, including the NEOs, have 50 percent of their target long- term incentive opportunity granted in Performance Shares and the balance in RSUs. The use of Performance Shares and RSUs in our long-term incentive mix is designed to align our incentive program with competitive pay practices, reinforce pay for performance, and encourage retention due to the three-year cliff vesting schedule for RSUs.

We base the size of long-term incentive awards for NEOs on a fixed dollar target that is established every two years when competitive benchmark compensation information is updated. The market median for long-term incentives for each NEO’s position determines a reference point for the dollar value of the total equity grant target and is consistent with targeting median pay for consistently solid Company and individual performance. We determined the actual share award amounts for each NEO using a Monte Carlo valuation for Performance Shares and the Company’s stock price on the date of the grant for RSUs.

Equity award terms and conditions were enhanced for 2019 awards to provide for pro-rata vesting of outstanding equity awards earned by individuals who are involuntarily terminated (not due to Cause) by the organization and do not meet the retirement provision of the Rule of 70 or Age 62. The pro-rata vesting calculation is based on the earned amount of the award determined by the length of service from the date of grant to separation date over the length of the three-year performance period and would be released on the normal release date (at the same time as active employees). This applies to both RSUs and Performance Share awards, with the earned Performance Share award released based on actual plan performance. We believe this is a fair and consistent way to treat individuals who may be separated as a result of an organizational restructuring and aligns with competitive practice. This does not change the terms and conditions of awards prior to 2019 and will be included in subsequent equity award terms and conditions.

Performance Shares. In 2019, we granted all NEOs Performance Share awards. The 2019 Performance Shares are earned over a three-year performance period based on achievement of two financial metrics, with payout between 0 percent and 200 percent of the target opportunity. 75 percent of the award will be earned based on three-year annual average CFROI achievement and 25 percent will be earned based on three-year annual average Operating Margin attainment. The level of performance required for target payout is based on three-year strategic plan targets. The Compensation Committee believes these targets are challenging yet reasonably attainable. The final payout at the end of the three-year period may be increased or decreased by an additional 20 percent based on Brunswick’s three-year TSR performance against the TSR of certain companies in the GICS “Leisure Products” sub-industry. Performance in the bottom quartile against the GICS comparator group reduces the Performance Share award payout by 20 percent, and performance in the top quartile increases the Performance Share award payout by 20 percent, with a payout cap of 200 percent of target. Performance between the 25th and 75th percentile of the GICS comparator group results in no modification of the award payout. The design of the Performance Share award provides multiple benefits, including management focus on the success of key strategic initiatives and their impact on CFROI and Operating Margin metrics, as well as strengthening the alignment with long-term shareholder interests through use of the TSR modifier at the conclusion of the three-year performance period.

The design of the 2020 Performance Share award is similar to that of 2019.

Completed 2017-2019 Performance Share Award. The 2017 Performance Share award was earned over a three-year performance period which ended on December 31, 2019. The plan design of these awards is similar to that of the 2019 Performance Share award described above. The targets required to support funding for all NEOs for the 2017-2019 performance period were:

Performance Metric	Threshold	Target	Maximum

CFROI (75%)	19.4%	27.4%	35.4%
OPERATING MARGIN (25%)	6.3%	11.3%	16.3%

The targets reflect performance excluding Life Fitness which is consistent with the award terms and conditions. Based on performance against these targets, the Compensation Committee approved an initial share determination of 94.9 percent of target opportunity. TSR performance against the established peer group for the performance period resulted in Company performance between the 25th and 75th percentile of the peer group. Therefore, this did not result in additional modification of +/- 20 percent of the award, and the final award payout was 94.9 percent.

Other Long-Term Incentives. In addition to Performance Shares, we currently grant RSUs to the NEOs. We believe that RSUs are an important component of our compensation structure because each award increases linkage to shareholder interests by rewarding stock price appreciation and tying wealth accumulation to performance. Additionally, RSUs help reinforce team performance, encourage senior executives to focus on long-term performance, and function as a retention incentive through the vesting period.

2020 PROXY STATEMENT | 38

SHARE OWNERSHIP REQUIREMENTS

In order to ensure continual alignment with our shareholders, we maintain share ownership requirements for our officers. This share ownership policy calculates minimum required ownership levels as a multiple of each officer’s base salary.

The current NEO share ownership requirements for our actively serving NEOs are as follows:

TIER I
MANAGEMENT LEVEL: Chief Executive Officer
NEO: Foulkes
OWNERSHIP REQUIREMENT: 5.0 Times Base Salary

TIER II
MANAGEMENT LEVEL:	Chief Financial Officer and Designated Executive Officers
NEO: Metzger, Bower, Drees
OWNERSHIP REQUIREMENT: 3.0 Times Base Salary

TIER III
MANAGEMENT LEVEL: Other Executive Officer
NEO: Dekker
OWNERSHIP REQUIREMENT: 2.0 Times Base Salary

Officers who do not meet the ownership requirements must retain shares having a value equal to 50 percent of the after-tax profit from the Common Stock acquired under our equity plans (Retention Ratio). For purposes of calculating compliance with the requirements, “shares owned” include shares directly owned, shares owned by immediate family members residing in the same household, shares held in trust, share equivalents held in our tax-qualified defined contribution plans and deferred compensation plans, and RSUs. Unexercised stock options and SARs and outstanding Performance Shares do not count as “shares owned.” For those officers approaching retirement, ownership requirements are reduced as follows: 80 percent of target for those age 63; 60 percent of target for those age 64; and 50 percent of target for those age 65 and older.

The Compensation Committee reviews compliance with these share ownership requirements on an annual basis effective as of December 31. All NEOs, except for Messrs. Foulkes and Drees, who were both promoted within the last 18 months, were in compliance with the stated requirements as of December 31. Therefore, Messrs. Foulkes and Drees are subject to the Retention Ratio until they achieve the required ownership level. Please see the Narrative to Director Compensation Table on page 29 for information regarding share ownership guidelines for Directors.

CLAWBACKS

The Compensation Committee can require the repayment of all or a portion of previous BPP awards as it deems appropriate in the event of certain misconduct, including misconduct that causes a restatement of financial results. In addition, for those who have entered into Terms and Conditions of Employment with Brunswick, including each of the NEOs, the Compensation Committee has expanded the types of payments the Company can recover in the event of a violation of the restrictive covenants set forth in the Terms and Conditions of Employment to include any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination.

ANTI-HEDGING AND ANTI-PLEDGING POLICY

No Director, NEO, or other employee may engage in hedging or monetization transactions or similar arrangements with respect to Common Stock, including the purchase or sale of puts, calls, or options on Common Stock (other than options granted by Brunswick), or the use of any other derivative instruments to hedge or offset any decrease in the market value of the Common Stock. In addition, no Director, NEO, or other employee may pledge Common Stock as collateral.

2020 PROXY STATEMENT | 39

POST-EMPLOYMENT COMPENSATION

Post-employment compensation elements that are not currently offered to salaried employees in general are summarized below.

Plan/Participant(s)	Description

BRUNSWICK RESTORATION PLAN All NEOs

The Restoration Plan is a non-qualified plan that provides a retirement benefit consistent with that of employees who are not affected by the IRS compensation and benefit limits.

The Restoration Plan ensures that employees with covered compensation or retirement plan contributions above IRS qualified defined contribution plan limits receive the full amount of their intended retirement benefits. If an employee elects to participate in the Restoration Plan, 401(k) contributions and Brunswick’s match on these contributions above the IRS limit are credited to this plan. In addition, Brunswick’s retirement profit sharing contributions for eligible employees are automatically credited to their Restoration Plan accounts.

SUPPLEMENTAL PENSION PLAN Metzger

The Supplemental Pension Plan ensures that employees with covered compensation or pension benefits above Internal Revenue Service (IRS) qualified defined benefit plan limits receive the full amount of their intended pension benefits. Pursuant to the Supplemental Pension Plan, we pay, on a non-qualified basis, the difference between an employee’s earned defined benefit pension and the level of benefits that is permissible by IRS qualified limits. The Supplemental Pension Plan provides a retirement benefit that is consistent with those who are not affected by the IRS compensation and benefit limits and reflects an individual’s full career and covered pay earned.

Of the NEOs, only Mr. Metzger participates, or has a balance, in the Supplemental Pension Plan. Effective December 31, 2009, we froze the Supplemental Pension Plan and ceased all benefit accruals.

THE 2005 AUTOMATIC DEFERRED COMPENSATION PLAN Foulkes

The 2005 Automatic Deferred Compensation (ADC) Plan defers payment of certain compensation that would otherwise be non-tax-deductible to Brunswick by reason of Section 162(m) of the Internal Revenue Code until six months after employment ends. The 2005 Automatic Deferred Compensation Plan preserves our ability to take a tax deduction for senior executives’ compensation. Senior executives are required to defer receipt of non-deductible compensation in excess of $1.5 million in order to limit non-deductible compensation under Section 162(m) of the Internal Revenue Code. For amounts deferred in cash, financial returns on automatic deferrals are based on either: (i) an interest rate equal to the greater of the prime rate at J.P. Morgan Chase plus two percentage points, or Brunswick’s short-term borrowing rate; or (ii) securities selected by the participant. The two percentage point increment is used to recognize that the NEO defers the receipt of earned compensation until sometime in the future, typically upon retirement or other termination of employment. For amounts deferred in stock, the account is credited with the number of share units equal to the number of shares of Company stock as of the date on which the shares would otherwise have been paid.

Due to the passage of the Tax Cuts and Jobs Act in December 2017, Section 162(m) was amended to eliminate the previously available exemptions from the tax deduction limit, including the exemptions for (1) qualified performance-based compensation and (2) compensation paid after the Executive’s termination of employment. As a result, the reasons for maintaining the ADC Plan no longer exist (other than for equity awards that were granted prior to November 2, 2017). For this reason, the plan has been amended to cease deferrals of compensation earned on or after January 1, 2018, except for incentive awards that were outstanding prior to such date. This will effectively “wind down” the plan while preserving the grandfathered status of the previously granted or deferred awards.

2020 PROXY STATEMENT | 40

PERQUISITES AND OTHER BENEFITS

We extend certain benefits to NEOs that we do not offer to salaried employees in general. These programs help NEOs enhance their understanding of our products, protect their physical health, and maximize their productivity.

Perquisites/Benefits	Description
EXECUTIVE PRODUCT PROGRAM All NEOs	The product program is designed to encourage the use of Brunswick products to enhance understanding and appreciation of our businesses and identify product and business development opportunities. The program provides a product allowance equal to $30,000 for all participants. We do not reimburse the participant for the tax liability associated with the program. The allowance may be applied toward the purchase of Brunswick products at the discounted rates established pursuant to the Brunswick Employee Purchase Program, which is available to all Brunswick employees, as well as any freight costs, parts and accessories, service fees, and other expenses related to the ownership of the Brunswick products purchased.
EXECUTIVE PHYSICAL PROGRAM All NEOs	We provide a physical examination program to senior executives that is intended to protect the health of such executives and our investment in our leadership team. The Compensation Committee requires senior executives to have an annual physical examination and, as part of this program, they have immediate access to healthcare providers.
PERSONAL AIRCRAFT USE Foulkes	The CEO may use the Company aircraft for personal use on a limited basis. This benefit allows for the effective use of the CEO’s limited personal time. Other NEOs may occasionally use the Company aircraft for personal use with prior approval from the CEO. None of our other NEOs made personal use of the Company aircraft in 2019.
LIFE INSURANCE POLICY Metzger

Of the NEOs, only Mr. Metzger has a Split-Dollar Life Insurance replacement policy (Replacement Policy). The Replacement Policy provides an insured death benefit and allows for capital accumulation. The Sarbanes-Oxley Act of 2002 prohibits loans to executive officers and, as a result of this loan prohibition, combined with changes in taxation of Split-Dollar Life Insurance, we restructured the Replacement Policy in 2004 such that the net present value cost to Brunswick did not increase. Although we continue to cover the costs of the Replacement Policy, Mr. Metzger is now responsible for the actual payment of the annual premium and keeping his policy current.

Pre-2003 loans on these policies were grandfathered under Sarbanes-Oxley and remain outstanding. The loans must be repaid to Brunswick at the scheduled rollout date or upon death (whichever occurs first) per the terms of the Split Dollar agreement. Executives with Split-Dollar Life Insurance replacements do not receive Company-provided basic life insurance coverage. Executives hired since 2003 receive basic life insurance coverage under the same terms as other salaried employees. These are grandfathered benefits not available to Executives who became Executive Officers since 2003.

TERMS AND CONDITIONS OF EMPLOYMENT

All NEOs maintain agreements setting forth their terms and conditions of employment (Agreements). The Agreements memorialize the “at will” nature of the employment relationship, and describe each Executive’s duties, compensation, benefits, and perquisites. Additionally, the Agreements consolidate the restrictive covenants that exist during and after employment (e.g., non-competition, confidentiality, non-solicitation). Finally, the Agreements establish and limit the compensation and benefits to which an executive is entitled in the event of termination.

We believe that offering Agreements to our executives helps to ensure the retention of executive experience, skills, knowledge, and background for the benefit of the Company, and the efficient achievement of our long-term goals and strategy. Additionally, the Agreements reinforce and encourage the Executives’ continued attention and dedication to duties without the distraction arising from the possibility of a Change in Control. The Agreements do not provide excise tax gross-ups.

2020 PROXY STATEMENT | 41

DETERMINING EXECUTIVE COMPENSATION

Decisions with respect to specific BPP awards, equity awards, and base salary increases for the current year are normally made at the first Compensation Committee and Board meeting of each year. At this meeting, the Compensation Committee and the Board of Directors also make decisions with respect to the prior year’s performance and BPP funding. Base salary increases are generally effective as of the first full pay period in April.

The Compensation Committee reviews and approves equity grant terms and conditions and grant size for NEOs and other senior executives at its first meeting of the year, which is generally held following our public disclosure of our financial results for the prior year.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee reviewed and discussed this Compensation Discussion and Analysis with management.

Based on that review and discussion, the Human Resources and Compensation Committee recommended to the Board of Directors of Brunswick Corporation that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the Company’s Proxy Statement to be filed in conjunction with the Company’s 2020 Annual Meeting.

2020 PROXY STATEMENT | 42

2019 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of our NEOs for the years ended December 31, 2019 and to the extent required by the SEC’s executive compensation disclosure rules, 2018, and 2017.

Year	Salary(1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
DAVID M. FOULKES(6), Chief Executive Officer
2019	$997,981	—	$3,999,847	$676,000	—	$166,947	$5,840,775
2018	$447,885	—	$775,088	$385,000	—	$118,086	$1,726,059
WILLIAM L. METZGER, Senior Vice President and Chief Financial Officer
2019	$560,962	—	$1,000,083	$304,000	$85,240	$134,479	$2,084,764
2018	$544,615	—	$1,000,090	$485,500	$3,286	$146,077	$2,179,568
2017	$523,269	—	$999,930	$360,000	$59,931	$130,101	$2,073,231
HUW S. BOWER, Vice President and President — Brunswick Boat Group
2019	$460,962	—	$800,265	$89,000	—	$95,265	$1,445,492
2018	$445,962	—	$839,860	$346,500	—	$115,418	$1,747,740
2017	$399,969	—	$799,952	$160,000	—	$107,256	$1,467,177
CHRISTOPHER F. DEKKER(6), Vice President, General Counsel and Corporate Secretary
2019	$464,616	—	$700,108	$189,000	—	$79,488	$1,433,212
CHRISTOPHER D. DREES(6), Vice President and President — Mercury Marine
2019	$425,423	—	$689,853	$200,000	—	$94,101	$1,409,377

(1)	The amounts shown in this column constitute actual base salary paid.

Annual salaries as of December 31, 2019 were:

FOULKES	METZGER	BOWER	DEKKER	DREES
$1,000,000	$565,000	$465,000	$470,000	$485,000

(2)	The amounts shown in this column constitute the aggregate grant date fair value of Restricted Stock Units and Performance Shares granted under the Brunswick Corporation 2014 Stock Incentive Plan during the applicable year, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 – Compensation – Stock Compensation (FASB ASC Topic 718). For assumptions used in the valuation of such awards, see Note 18 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The amounts reported with respect to Performance Shares are based on the probable outcome of the performance conditions as of the grant date, which is estimated at target. Had the achievement of the highest level of performance been assumed, the aggregate grant date fair value of the 2019 Performance Shares would be as follows: Mr. Foulkes $3,999,991; Mr. Metzger $999,750; Mr. Bower, $800,197; Mr. Dekker, $699,924; and Mr. Drees, $689,836.

(3)	The amounts shown in this column constitute payments made under the annual Brunswick Performance Plan (BPP).

(4)	The amounts shown in this column for Mr. Metzger are the actuarial value of benefits under Brunswick’s Supplemental Pension Plan on December 31, 2019. Such amounts compared to amounts as of December 31, 2018 are as follows:

Name	Plan Name	Present Value Of Accumulated Benefit @ 12/31/2018	Present Value Of Accumulated Benefit @ 12/31/2019	Change In Pension Value
William L. Metzger	Supplemental Pension Plan	$613,812	$699,052	$85,240

2020 PROXY STATEMENT | 43

(5)	The amounts shown in the All Other Compensation column include the following for fiscal year 2019:

Name	Defined Contribution Plan (Qualified)(a)	Defined Contribution Plan (Non-Qualified)(a)	Product Program(b)	Life Insurance(c)	Tax Reimbursement(d)	Personal Usage of Company Aircraft(e)	Executive Physical(f)	Total

FOULKES	$22,833	$78,379	$30,000	—	$11,937	$16,080	$7,718	$166,947
METZGER	$27,700	$68,435	$19,957	$11,980	—	—	$6,407	$134,479
BOWER	$23,173	$47,406	$18,270	—	—	—	$6,416	$95,265
DEKKER	$23,563	$49,032	—	—	—	—	$6,893	$79,488
DREES	$21,649	$35,660	$30,000	—	—	—	$6,792	$94,101

(a)	Defined Plan Contributions (Qualified and Non-Qualified): Amounts contributed to the retirement contribution plan include Company match and a Retirement Profit Sharing Contribution of four percent and six percent, respectively, on qualified plan limit earnings.

(b)	Product Program: Represents the utilized allowance of the Executive Product Program. For further details, please see page 29.

(c)	Life Insurance: Reflects the annual payments to Mr. Metzger in connection with his grandfathered Split-Dollar Life Insurance replacement policy. For further details, please see page 41.

(d)	Tax Reimbursements: For Mr. Foulkes, represents Section 409A reimbursement of taxes paid in 2019 related to an inadvertent system error resulting in missed deferrals to the non-qualified retirement plan during 2018.

(e)	Personal Usage of Company Aircraft: Mr. Foulkes utilized the Company aircraft for personal use on a limited basis. This incremental cost to the Company for use of the corporate aircraft is based on the variable operational costs of all flights, including fuel, maintenance, flight crew travel expense, catering, communications, and fees, including flight planning, ground handling, and landing permits.

(f)	Executive Physical: Represents the amount paid by Brunswick for the physical examination program available to our senior executives. For further details, please see page 41.

(6)	Mr. Foulkes was not a NEO in 2017. Therefore, this table does not provide 2017 data for him. Messrs. Dekker and Drees were not NEOs in 2017 or 2018. Therefore, this table does not provide 2017 or 2018 data for them.

2020 PROXY STATEMENT | 44

2019 GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares of Stock or Units(3)	Grant Date Fair Value of Stock and Options Awards(4)
DAVID M. FOULKES, Chief Executive Officer
—	$311,869	$1,247,476	$2,494,952	—	—	—	—	—
2/13/19	—	—	—	0	40,290	80,580	—	$1,999,996
2/13/19	—	—	—	—	—	—	40,780	$1,999,851
WILLIAM L. METZGER, Senior Vice President and Chief Financial Officer
—	$140,240	$560,962	$1,121,923	—	—	—	—	—
2/13/19	—	—	—	0	10,070	20,140	—	$499,875
2/13/19	—	—	—	—	—	—	10,200	$500,208
HUW S. BOWER, Vice President and President — Brunswick Boat Group
—	$43,215	$345,721	$691,443	—	—	—	—	—
2/13/19	—	—	—	0	8,060	16,120	—	$400,098
2/13/19	—	—	—	—	—	—	8,160	$400,166
CHRISTOPHER F. DEKKER, Vice President, General Counsel and Corporate Secretary
—	$87,115	$348,462	$696,923	—	—	—	—	—
2/13/19	—	—	—	0	7,050	14,100	—	$349,962
2/13/19	—	—	—	—	—	—	7,140	$350,146
CHRISTOPHER D. DREES, Vice President and President — Mercury Marine
—	$37,851	$302,808	$605,616	—	—	—	—	—
2/13/19	—	—	—	0	3,570	7,140	—	$175,073
2/13/19	—	—	—	—	—	—	3,570	$175,073
4/4/19	—	—	—	0	3,250	6,500	—	$169,845
4/4/19	—	—	—	—	—	—	3,290	$169,863

(1)	Consists of threshold, target, and maximum payouts under the 2019 BPP.

(2)	Consists of Performance Shares awarded under the Brunswick Corporation 2014 Stock Incentive Plan. Performance Shares vest and convert to a number of shares of Brunswick Common Stock at the end of the three-year performance period determined based on the final plan performance, generally subject to the NEO’s continued employment through the end of the performance period.

(3)	Consists of RSUs awarded under the Brunswick Corporation 2014 Stock Incentive Plan. Awards fully vest on the third anniversary of the grant date, generally subject to the NEO’s continued employment through the vesting date.

(4)	The amounts shown in this column constitute the aggregate grant date fair value of equity awards granted under the Brunswick Corporation 2014 Stock Incentive Plan during 2019, computed in accordance with FASB ASC Topic 718. For assumptions used in the valuation of such awards, see Note 18 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

2020 PROXY STATEMENT | 45

EQUITY COMPENSATION PLAN INFORMATION AND AWARDS

Brunswick granted Performance Shares and RSUs to all NEOs in 2019 pursuant to the Brunswick Corporation 2014 Stock Incentive Plan. Performance Shares are generally granted annually and, if earned, typically vest 100 percent at the end of a three-year performance period. Brunswick generally grants RSUs annually and they typically vest 100 percent on the third anniversary of the grant date. The terms of the awards reflect the use of the “Rule of 70 or Age 62” (as described below), along with the inclusion of an additional provision that would pro-rate the grant in the event of termination before December 31 in the year the grant is awarded, provided the participant had met the appropriate retirement definition in the terms and conditions of the award. Providing for a “prorated” grant serves to keep the decision about retirement timing independent of the vesting schedule of equity-based compensation. Of the NEOs, Messrs. Foulkes, Metzger and Drees meet the Rule of 70 or Age 62 provision.

Please see the “Potential Payments Upon Termination or Change in Control” section on page 52 for a description of the treatment of equity awards following an involuntary termination of employment or a Change in Control.

AWARD TREATMENT UPON TERMINATION

The terms and conditions of SARs, RSUs, and Performance Shares generally provide for forfeiture of the award if an executive terminates employment before the end of the vesting period, except if: (i) the sum of the individual’s age plus years of service is equal to or greater than 70 or (ii) the individual is age 62 or above (Rule of 70 or Age 62) or if the executive is involuntarily terminated (not due to Cause) and does not meet the Rule of 70 or Age 62. Details on award treatment under the Rule of 70 or Age 62 are described below, and details on award treatment if an executive is involuntarily terminated (not due to Cause) and does not meet the Rule of 70 or Age 62 are described on page 38.

RULE OF 70 OR AGE 62

Once the Rule of 70 or Age 62 is met, if employment is terminated (other than for cause or due to death or permanent disability), the applicable awards are treated as follows:

•	Performance Shares: If termination occurs on or after December 31 of the year the grant is awarded, the grantee will receive the entire award at the end of the performance period, calculated as if the grantee had remained employed throughout the entire performance period and based on actual performance. If termination occurs before December 31 in the year the grant is awarded, the grantee will receive a pro-rata portion of the earned award at the end of the performance period based on actual performance.

•	RSUs: If termination occurs on or after December 31 of the year the grant is awarded, the entire award will be distributed three years from grant date. If termination occurs before December 31 in the year the grant is awarded, a pro-rata portion of the award will be distributed three years from grant date.

•	SARs: If termination occurs on or after December 31 of the year the grant is awarded, vesting continues on the normal vesting schedule. If termination occurs before December 31 in the year the grant is awarded, a pro-rata portion of the grant will vest pursuant to the normal vesting schedule.

Please see the “2019 Grants of Plan-Based Awards” section of this Proxy Statement for a detailed description of awards granted to the NEOs during 2019.

2020 PROXY STATEMENT | 46

2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table provides information regarding each NEO’s outstanding equity awards as of December 31, 2019. The equity awards in this table consist of stock-settled Stock Appreciation Rights (options), Restricted Stock Units, and Performance Shares.

	Option/SAR Awards(1)					Stock Awards(2)

Grant Date	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	# of Shares or Units of Stock Held That Have Not Vested(3)	Market Value of Shares or Units of Stock Held That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
DAVID M. FOULKES, Chief Executive Officer
2/8/11	2,000	—	—	$21.52	2/8/21	—	—	—	—
2/15/17	—	—	—	—	—	4,295	$257,639	—	—
2/14/18	—	—	—	—	—	5,202	$312,041	7,149	$428,807
5/21/18	—	—	—	—	—	1,427	$85,620	1,967	$117,988
2/13/19	—	—	—	—	—	41,462	$2,486,891	40,290	$2,416,594
WILLIAM L. METZGER, Senior Vice President and Chief Financial Officer
2/8/11	11,500	—	—	$21.52	2/8/21	—	—	—	—
2/14/12	8,800	—	—	$23.79	2/14/22	—	—	—	—
2/15/17	—	—	—	—	—	8,591	$515,278	—	—
2/14/18	—	—	—	—	—	8,674	$520,274	11,920	$714,971
2/13/19	—	—	—	—	—	10,371	$622,028	10,070	$603,999
HUW S. BOWER, Vice President and President – Brunswick Boat Group
2/15/17	—	—	—	—	—	6,871	$412,097	—	—
2/14/18	—	—	—	—	—	7,283	$436,857	10,012	$600,505
2/13/19	—	—	—	—	—	8,296	$497,622	8,060	$483,439

(Continues)

2020 PROXY STATEMENT | 47

2019 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table provides information regarding each NEO’s outstanding equity awards as of December 31, 2019. The equity awards in this table consist of stock-settled Stock Appreciation Rights (options), Restricted Stock Units, and Performance Shares.

(Continued)

		Option/SAR Awards(1)					Stock Awards(2)

Grant Date	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: # of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	# of Shares or Units of Stock Held That Have Not Vested(3)	Market Value of Shares or Units of Stock Held That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(4)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
CHRISTOPHER F. DEKKER, Vice President, General Counsel and Corporate Secretary
2/15/17	—	—	—	—	—	4,295	$257,639	—	—
2/14/18	—	—	—	—	—	5,202	$312,041	7,149	$428,807
2/13/19	—	—	—	—	—	7,259	$435,419	7,050	$422,859
CHRISTOPHER D. DREES, Vice President and President – Mercury Marine
2/15/17	—	—	—	—	—	1,376	$82,545	—	—
2/14/18	—	—	—	—	—	1,391	$83,417	1,982	$118,868
6/11/18	—	—	—	—	—	819	$49,142	1,174	$70,441
2/13/19	—	—	—	—	—	3,630	$217,710	3,570	$214,129
4/4/19	—	—	—	—	—	3,332	$199,836	3,250	$194,935

(1)	Stock Appreciation Rights (SARs) vest at a rate of 25 percent per year over four years and expire on the 10-year anniversary of the grant date. The Company has not granted SARs since 2012.

(2)	The market value of shares or units of stock that have not vested reflects a stock price of $59.98, the Company’s closing stock price on December 31, 2019.

(3)	RSU grants vest 100 percent on the third anniversary of the date of grant. Amounts include reinvested dividends.

(4)	2018 Performance Share awards are subject to a three-year performance period and may be subject to additional modification of +/- 20% based on TSR performance against the established peer group, as described in the Compensation Discussion & Analysis. The number of shares listed are based on performance through December 31, 2019. Mr. Drees’ Performance Share grants do not include the TSR modifier as he was not part of the population to have this plan feature at the time of grant.

(5)	2019 Performance Share awards are subject to a three-year performance period and may be subject to additional modification of +/- 20% based on TSR performance against the established peer group, as described in the Compensation Discussion & Analysis. The number of shares listed are based on target performance. Mr. Drees’ February 2019 Performance Share grant does not include the TSR modifier as he was not part of the population to have this plan feature at the time of grant. His April 2019 Performance Share grant includes the TSR modifier.

2020 PROXY STATEMENT | 48

2019 OPTION EXERCISES AND STOCK VESTED

	Option/SAR Awards		Stock Awards(1)(2)(3)

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
DAVID M. FOULKES	—	—	9,584	$522,937
WILLIAM L. METZGER	46,500	$1,956,025	20,405	$1,105,410
HUW S. BOWER	—	—	11,353	$665,273
CHRISTOPHER F. DEKKER	1,100	$26,939	10,207	$553,028
CHRISTOPHER D. DREES	—	—	2,872	$159,267

(1)	Includes the following number of vested RSUs awarded on February 10, 2016, which vested on February 10, 2019, valued based on a market price of $48.28 per share:

	FOULKES	METZGER	BOWER	DEKKER	DREES
SHARES	5,921	13,089	1,444	6,544	1,620
VALUE	$285,868	$631,918	$69,712	$315,959	$78,238

(2)	Includes the following number of vested Performance Shares awarded on February 15, 2017 that had their performance period end on December 31, 2019. These shares were released on February 13, 2020, valued based on a market price of $64.72 per share:

	FOULKES	METZGER	BOWER	DEKKER	DREES
SHARES	3,663	7,316	5,855	3,663	1,252
VALUE	$237,069	$473,492	$378,936	$237,069	$81,029

(3)	Includes the following number of vested RSUs awarded on May 4, 2016, which vested on May 4, 2019, valued based on a market price of $53.44 per share:

	FOULKES	METZGER	BOWER	DEKKER	DREES
SHARES	—	—	4,054	—	—
VALUE	—	—	$216,625	—	—

2019 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payment During Last Fiscal Year
William L. Metzger	Supplemental Pension Plan	21.33	$699,052	—

NARRATIVE TO PENSION BENEFITS TABLE

Supplemental Pension Plan: Effective December 31, 2009, the Company froze the Supplemental Pension Plan and ceased all benefit accruals. Participation thereafter in any supplemental pension plan has been through the Brunswick Restoration Plan, a defined contribution plan.

The Supplemental Pension Plan is described on page 40.

The formula for determining benefits under the Supplemental Pension Plan is the same formula used for the qualified pension plans, specifically a formula based upon age, years of participation in the plan up to 30 years, and the average of the three highest consecutive years’ earnings (salaries, annual BPP, and commissions, but excluding payouts under the Strategic Incentive Plan, which has been eliminated).

2020 PROXY STATEMENT | 49

2019 NON-QUALIFIED DEFERRED COMPENSATION

RESTORATION PLAN

Name	Executive Contributions in Last FY(1)	Company Contributions in Last FY(2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)

DAVID M. FOULKES	$146,958	$78,379	$167,848	—	$994,389
WILLIAM L. METZGER	$38,323	$68,435	$222,302	—	$1,296,565
HUW S. BOWER	$110,194	$47,406	$100,800	—	$603,192
CHRISTOPHER F. DEKKER	$73,028	$49,032	$151,646	—	$839,582
CHRISTOPHER D. DREES	$108,054	$35,660	$175,842	—	$966,257

2005 AUTOMATIC DEFERRED COMPENSATION PLAN

Name	Executive Contributions in Last FY(4)	Company Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)

DAVID M. FOULKES	$47,068	—	$74,093	—	$121,161
WILLIAM L. METZGER	—	—	—	—	—
HUW S. BOWER	—	—	—	—	—
CHRISTOPHER F. DEKKER	—	—	—	—	—
CHRISTOPHER D. DREES	—	—	—	—	—

(1)	100 percent of the amount for each NEO in this column represents deferrals of salary and BPP and is reported in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	100 percent of the amount for each NEO in this column is reported in the “All Other Compensation” column of the Summary Compensation Table.

(3)	The following amounts were previously reported as compensation to the NEOs in past Summary Compensation Tables. These amounts consist of Executive and Company Contributions and above-market interest as follows:

FOULKES	METZGER	BOWER	DEKKER	DREES
$128,803	$210,379	$196,745	—	—

(4)	The amount for Mr. Foulkes in this column represents deferrals of RSUs granted on February 10, 2016 and vested on February 10, 2019.

2020 PROXY STATEMENT | 50

NARRATIVE TO NON-QUALIFIED DEFERRED COMPENSATION TABLES

The Non-Qualified Deferred Compensation tables show amounts deferred in 2019 under the Restoration Plan (non-qualified plan to provide for contributions in excess of IRS limits), and the 2005 Automatic Deferred Compensation Plan and includes previous deferrals.

Under the Restoration Plan, participants may defer up to 40 percent of their base salary and BPP awards. These deferrals are credited with earnings and losses based on the rate of return of mutual funds selected by the participant. The investment options and Company matching formula mirror those of the qualified 401(k) plan, which the participant manages in the same manner. Brunswick contributes to this plan according to the following formula:

•	One dollar for every dollar contributed by the employee, up to 3 percent of annual pay, and 50 cents for every dollar on the next 2 percent, plus an annual retirement profit sharing contribution of up to 9 percent based on Company performance. Distributions under the Restoration Plan will be made as soon as administratively practicable after the six-month anniversary from the participant’s date of termination.

Under the 2005 Automatic Deferred Compensation Plan, participants are required to defer certain compensation in excess of $1.5 million to protect the tax deductibility to the Company of such compensation under Section 162(m) of the Internal Revenue Code. For cash balances, deferred cash equivalent balances are credited with: (i) an interest rate equal to the greater of the prime rate at JP Morgan Chase plus two percent, or Brunswick’s short-term borrowing rate; or (ii) returns on securities selected by the executive. For amounts deferred in stock, the account is credited with the number of share units equal to the number of shares of Company stock as of the date on which the shares would otherwise have been paid. Distributions of deferrals are made as soon as administratively practicable after the six-month anniversary of the participant’s date of termination.

As discussed on page 40, this plan has been amended to cease deferrals of compensation earned on or after January 1, 2018, except for incentive awards that were outstanding prior to November 2, 2017.

The rates of return in 2019 for each fund in the Restoration Plan is stated in the following table:

Fund	Rate of Return
Brunswick ESOP Co Stock	30.68%
Extended Mkt Index Inst	28.05%
Federal Money Mkt Fund	2.14%
Inst. Index Fund Inst Plus	31.48%
MainStay Large Cap Growth R6	33.87%
Retire Savings Trust III	2.51%
Target Retirement Trust 2015 II	14.93%
Target Retirement Trust 2020 II	17.69%
Target Retirement Trust 2025 II	19.75%
Target Retirement Trust 2030 II	21.15%
Target Retirement Trust 2035 II	22.57%
Target Retirement Trust 2040 II	23.97%
Target Retirement Trust 2045 II	25.07%
Target Retirement Trust 2050 II	25.05%
Target Retirement Trust 2055 II	25.07%
Target Retirement Trust 2060 II	25.09%
Target Retirement Trust 2065 II	25.11%
Target Retirement Inc Trust II	13.28%
TCW Core Fxd Inc C Ins	8.75%
TIFInterEqPrimary	11.57%
Total Intl Stock Ix Inst	21.56%
Total Bond Mkt Index Inst	8.73%
Wells Fargo CommonSt Inst	27.67%
Windsor II Fund Adm	29.16%

2020 PROXY STATEMENT | 51

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Brunswick has entered into severance and Change in Control agreements which are incorporated in the Terms and Conditions of Employment (Agreements) with each NEO.

Below is a discussion of the benefits that our NEOs who were actively employed with the Company on December 31, 2019 would have received upon a Change in Control or termination of employment under various circumstances on such date.

TERMS AND CONDITIONS OF EMPLOYMENT

Each Agreement confirms that employment is at will and outlines each NEO’s roles and responsibilities and compensation, benefits, and eligibility for certain perquisites provided in exchange for their services. The Agreements also contain provisions regarding termination of employment and reflect a “double-trigger” Change in Control severance and equity provision (effective upon termination of employment by the Company following a Change in Control of the Company) for all NEOs, including the CEO.

CHANGE IN CONTROL AND SEVERANCE

Each NEO is entitled to certain severance benefits in the event of a Change in Control (as defined below), if Brunswick terminates his employment for reasons other than for Cause (as defined below) or disability or if the executive terminates for Good Reason (as defined below):

•	Qualifying termination within 24 months following a Change in Control:

–	Severance payment of three times for Messrs. Foulkes and Metzger, and two times for Messrs. Bower, Dekker, and Drees the sum of: (i) annual salary; (ii) the larger of targeted annual award under BPP for the year of termination or the year in which the Change in Control occurs; and (iii) the Company’s 401(k) match, retirement profit sharing contribution, and other Company contributions made on his behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination;

–	All equity awards held by the executive will become fully vested and, if applicable, immediately exercisable and will remain outstanding pursuant to their terms; and

–	Other benefits (including the continuation of medical, dental, vision, and prescription coverage) for up to the length of the severance period.

The three times severance calculation is a grandfathered practice and new officers to the Company are set at two times severance calculation following a Change in Control.

•	Qualifying termination other than following a Change in Control:

–	Severance payment equal to two times for Mr. Foulkes and one-and-one-half times for the other NEOs the sum of: (i) annual salary; and (ii) the Company’s 401(k) match, retirement profit sharing contribution, and other Company contributions made on his behalf to the Company’s tax-qualified and non-qualified defined contribution plans during the 12-month period prior to the date of termination. The CEO is guaranteed an annual BPP award equal to two times target for the year of termination, and any other NEO’s award under the BPP can be made at the CEO’s discretion;

–	Other benefits (including the continuation of medical, dental, vision, and prescription coverage) for up to 24 months for the CEO and up to 18 months for other NEOs; and,

–	All equity awards held by the executive vest according to the terms and conditions of the underlying plans.

In addition to the payments described above, in each scenario, the NEO would be entitled to receive any annual BPP award earned for the preceding year that had not yet been paid at the time of termination as well as outplacement services.

All executives at Brunswick who have an Agreement, including each NEO, are not entitled to indemnification or any “gross-up” of taxes imposed by Section 4999 of the Internal Revenue Code on “excess parachute payments” (as defined in Section 280G of the Internal Revenue Code). Instead, such executives will either be required to pay the excise tax or have their payments reduced if it would be more favorable to them on an after-tax basis.

Brunswick may terminate the Agreements upon six months’ notice, except that after a Change in Control, Brunswick may not terminate the Agreements until the second anniversary of the Change in Control.

The Agreements contain non-competition and non-solicitation restrictive covenants effective during the two-year period following termination of employment for the CEO, and for 18 months following termination for all other NEOs, and non-disclosure and non-disparagement restrictive covenants effective at all times. Upon termination following a Change in Control, the non-competition and non-solicitation restrictive covenants are not applicable. In the event of a violation of the restrictive covenants, we may recover any severance payments received by the executive and any gain realized as a result of the exercise or vesting of equity awards beginning 12 months prior to termination and ending on the date that the Company makes full recovery of such payments.

The terms of the Agreements require the NEOs to execute a general release. Severance benefits are not available for those individuals terminating due to retirement, death, long-term disability, or for Cause.

2020 PROXY STATEMENT | 52

Termination for “Cause” means the NEO’s:

•	Conviction of a crime, including by a plea of guilty or nolo contendere, involving theft, fraud, perjury, or moral turpitude;

•	Intentional or grossly negligent disclosure of confidential or trade secret information of the Company or a related company to anyone not entitled to such information;

•	Willful omission or dereliction of any statutory or common law duty of loyalty to the Company or a related company;

•	Willful and material violation of the Company’s Code of Conduct or any other written Company policy; or

•	Repeated failure to carry out the material components of the executive’s duties despite specific written notice to do so by the CEO (or in the case of the CEO, the Board) other than any such failure as a result of incapacity due to physical or mental illness.

“Good Reason” means the Company taking any of the following actions or omissions without the NEO’s express written consent:

•	Material breach of provisions of the Agreement;

•	Failure to provide benefits generally provided to similarly situated senior executives;

•	Reduction in authority or responsibility;

•	Reduction in compensation not applicable to similarly situated senior executives;

•	Relocation beyond a reasonable commuting distance; or

•	Following a Change in Control, failure to obtain a satisfactory agreement from any successor to assume and agree to abide by employment agreement terms.

The Good Reason provision protects executives from being effectively demoted or having their pay reduced in an effort to force them to quit.

“Change in Control” means: (i) the acquisition of 25 percent or more of the outstanding voting stock of Brunswick by any person other than an employee benefit plan of Brunswick; (ii) the failure of the incumbent Board of Directors to constitute a majority of Brunswick’s Board, excluding new directors who (a) are approved by a vote of at least 50 percent of the members of the incumbent Board and (b) did not join the Board following a contested election of directors; (iii) a merger of Brunswick with another corporation, other than a merger in which Brunswick’s shareholders receive at least 60 percent of the voting stock outstanding after the merger or a merger effected to implement a recapitalization of Brunswick in which no person acquires more than 25 percent of Brunswick’s voting stock and the Board is comprised of a majority incumbent directors; or (iv) a complete liquidation or dissolution of Brunswick.

PAYMENT OBLIGATIONS UNDER TERMINATION SCENARIOS

The following tables show our estimated payment obligations resulting from involuntary termination, other than for death, disability, or cause, before and after a Change in Control, using December 31, 2019 as the hypothetical termination date.

ABSENT CHANGE IN CONTROL

Name	Severance(1)	Welfare Benefits(2)	Total	BPP(3)
DAVID M. FOULKES	$4,702,426	$66,214	$4,768,640	—
WILLIAM L. METZGER	$991,704	$54,036	$1,045,740	$565,000
HUW S. BOWER	$803,370	$54,036	$857,406	$348,750
CHRISTOPHER F. DEKKER	$813,893	$54,036	$867,929	$352,500
CHRISTOPHER D. DREES	$813,464	$54,036	$867,500	$363,750

FOLLOWING CHANGE IN CONTROL

Name	Severance(4)	Welfare Benefits(2)	Long-Term Incentives(5)	Total
DAVID M. FOULKES	$7,053,639	$90,572	$3,128,978	$10,273,189
WILLIAM L. METZGER	$3,678,408	$90,572	$1,590,529	$5,359,509
HUW S. BOWER	$1,768,660	$66,214	$1,477,973	$3,312,847
CHRISTOPHER F. DEKKER	$1,520,978	$66,214	$1,123,056	$2,710,248
CHRISTOPHER D. DREES	$1,812,118	$66,214	$637,612	$2,515,944

2020 PROXY STATEMENT | 53

(1)	Amounts in this column represent severance payments equal to two times the sum of salary, BPP, and defined contribution plan contributions for Mr. Foulkes and one and one-half times the salary and defined contribution plan contributions for the other NEOs.

(2)	Amounts in this column represent the estimated present value of Company-provided outplacement services and continuation of benefits provided during the severance period, based on current COBRA rates.

(3)	Amounts in this column represent full payment of BPP. Per footnote 1, the severance column includes the BPP for Mr. Foulkes as it is guaranteed per his agreement. For NEOs other than Mr. Foulkes, payment of the BPP upon a termination preceding a Change in Control is at the discretion of the CEO.

(4)	Amounts in this column represent severance payments equal to three times for Messrs. Foulkes and Metzger and two times for Messrs. Bower, Dekker, and Drees, the sum of the NEO’s salary, BPP, and defined contribution plan contributions. Payments are reduced, where appropriate, in order to avoid excise taxes under Section 280G of the Internal Revenue Code so as to place the NEO in a “best after tax” situation.

(5)	Amounts in this column reflect the long-term incentive awards for which vesting would be accelerated following termination upon a Change in Control in accordance with the terms and conditions of the awards.

CEO PAY RATIO DISCLOSURE

For 2019, the ratio of the CEO’s total compensation, as reported in the “Total” column of the 2019 Summary Compensation Table ($5,840,775), to the median worker’s total compensation ($49,314) is 118:1. The ratio is a reasonable estimate, calculated in a manner consistent with applicable SEC rules.

2019 Median Employee Review

Given the changes in our employee composition during 2019 (due to the Life Fitness sale, integration of Power Products, and organizational restructuring), it was appropriate to recalculate the median employee rather than utilize the same median employee from 2018.

Median Employee Determination

To determine the median employee in 2019, we completed the data gathering and analysis for our global employee population. We used a measurement date of October 1, 2019, and a total compensation definition consisting of actual base pay earnings, overtime earnings, and annual incentives paid to all employees from the beginning of 2019 through the measurement date. We annualized pay for those who started work or were on an unpaid leave of absence during 2019. This data was gathered for our entire global workforce to identify the median employee, except for the 300 employees who were previously employed by Freedom Boat Club, which we acquired in May 2019.

Brunswick Total Rewards Philosophy Overview

As part of Brunswick’s total rewards philosophy, we strive to attract and retain our workforce with market competitive compensation and benefits which will motivate performance and provide alignment with the Brunswick strategic goals for the organization. We work to be an employer of choice and provide a differentiated and fulfilling employment experience to each of our more than 12,000 talented employees located in 28 countries, of which 60% are hourly, manufacturing, and distribution employees. Part of that strategy is to provide a compensation package that is determined based on the individual’s role within the organization. We set pay levels based on the respective labor markets where our various employee segments operate to ensure that we can attract and retain the best talent for each role within the organization. We believe that our current talent and workforce compensation strategy meets the needs of the business, shareholders, and employees.

2020 PROXY STATEMENT | 54

PROPOSAL 2:	ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

What am I voting on? Shareholders are being asked to approve the compensation of our NEOs on an advisory basis.

Voting Recommendation:	Your Board of Directors recommends a vote FOR the approval of compensation of our Named Executive Officers.

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Board of Directors seeks your advisory vote to approve our compensation programs for our Named Executive Officers (commonly referred to as a “say-on-pay vote”). We encourage shareholders to review the Compensation Discussion and Analysis on pages 31 to 54 of this Proxy Statement. We ask that you approve the compensation of our NEOs as disclosed in the Compensation Discussion and Analysis and the accompanying tables contained in this Proxy Statement. Because this vote is advisory in nature, it will not be binding on the Board of Directors, the Compensation Committee, or the Company; however, the Board and the Compensation Committee will closely review the voting results and carefully consider the outcome of the vote when making future decisions regarding executive compensation.

Consistent with the direction of our shareholders at our 2017 annual meeting, the say-on-pay vote will continue to be held on an annual basis. At our 2019 annual meeting, we received overwhelming shareholder approval on the “say on pay” proposal (94.88 percent of votes were cast for the proposal). We were pleased with this significant vote of confidence in our pay practices and made no direct changes to our compensation programs as a result of this vote.

We have a long-standing tradition of delivering financial results for our shareholders and our customers and aligning pay with those results. We believe we are a market leader in the marine industry, with business locations in many countries. Our executive team continues to successfully execute its growth plan, generating strong free cash flow and demonstrating outstanding operating leverage.

We have designed our executive compensation programs to drive strong financial results and to attract, reward, and retain a highly experienced, successful senior management team to achieve our corporate objectives and increase shareholder value. We believe our programs are structured in the best manner possible to support our Company and our business objectives and we believe that they strike an appropriate balance between implementing responsible, measured pay practices and providing effective incentives designed to encourage our executives to perform at their best. This balance is illustrated by the following factors, which we urge you to consider:

•	A significant part of our executive compensation is structured as performance-based incentives. Our compensation programs are substantially linked to our key business objectives, so that if the value we deliver to our shareholders declines, so does the compensation we deliver to our executives.
•	We have multiple-year award and payout cycles which serve as a retention tool and mitigate risk associated with short-term focus.
•	We respond to economic conditions appropriately, such as reducing and/or limiting bonuses of the NEOs in years when performance is not strong.
•	We monitor the executive compensation programs and pay levels of companies of similar size and industry to ensure that our compensation programs are comparable to, and competitive with, our peer group and general market practices.
•	The Board, the Compensation Committee, our Non-Executive Chairman of the Board, Chief Executive Officer, and our Vice President and Chief Human Resources Officer engage in a rigorous talent review process annually to address succession planning and executive development for our Chief Executive Officer and other key executives.

Accordingly, we ask our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure in this Proxy Statement”

2020 PROXY STATEMENT | 55

EQUITY COMPENSATION PLAN

The following table provides information as of December 31, 2019, regarding Common Stock that may be issued under equity compensation plans currently maintained by Brunswick.

	A	B	C

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans
(excluding securities reflected in column (A))
EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS(1)	1,140,982(2)(3)	$21.57(4)	5,102,107(5)
EQUITY COMPENSATION PLANS NOT APPROVED BY SECURITY HOLDERS	—	—	—

(1)	Our shareholders have approved the 2014 Stock Incentive Plan.
(2)	Includes 118,835 shares of Common Stock subject to outstanding stock appreciation rights, 4,914 shares of Common Stock subject to deferred obligations to issue shares of Common Stock, 320,203 shares of Performance Share obligations to issue shares of Common Stock, and 697,030 shares of restricted stock obligations to issue shares of Common Stock.
(3)	Shares represented by Performance Share awards may be adjusted depending on performance.
(4)	The weighted average exercise price was calculated solely with respect to outstanding stock appreciation rights. Deferred and restricted stock obligations to issue shares of Common Stock have been disregarded for purposes of calculating the weighted average exercise price because no exercise price is associated with those obligations.
(5)	Reflects shares available under the 2014 Stock Incentive Plan.

2020 PROXY STATEMENT | 56

AUDIT-RELATED MATTERS

AUDIT COMMITTEE REPORT

The following is the Audit Committee report with respect to Brunswick’s audited financial statements for the fiscal year ended December 31, 2019.

Overview of Audit Committee Function: The Audit Committee is composed of independent directors, each of whom is financially literate as required by NYSE rules. The Audit Committee is chaired by Ms. Cooper, who is an audit committee financial expert under SEC rules. The Audit Committee oversees Brunswick’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Audit Committee Charter: The Audit Committee operates pursuant to a written charter, a copy of which is available on Brunswick’s website, www.brunswick.com.

Independence of Audit Committee Members: The Board of Directors has determined that all members of the Audit Committee are independent, within the meaning of the New York Stock Exchange Listed Company Manual.

Review with Management: The Audit Committee has reviewed and discussed Brunswick’s audited financial statements with management.

Review and Discussions with Independent Auditors: The Audit Committee is responsible for the appointment, termination, compensation, and oversight of Brunswick’s independent auditors. Deloitte & Touche LLP was Brunswick’s independent registered public accounting firm for the fiscal year ended December 31, 2019 and has served in that capacity since 2014. The Audit Committee has discussed with Deloitte, which is responsible for expressing an opinion on the conformity of Brunswick’s audited financial statements with generally accepted accounting principles and on the effectiveness of Brunswick’s internal control over financial reporting, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and other professional standards and regulatory requirements currently in effect.

The Audit Committee has also received the written disclosures from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence from Brunswick. The Audit Committee has also reviewed the non-audit services Deloitte provided and has considered whether the provision of those services was compatible with maintaining Deloitte’s independence.

Conclusion: Based on the review and discussions referred to above, the Audit Committee recommended to Brunswick’s Board of Directors that the audited financial statements be included in Brunswick’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the SEC.

FEES INCURRED FOR DELOITTE SERVICES

Brunswick incurred the following fees for services rendered by Deloitte, our current independent registered public accounting firm, during the fiscal years ended December 31, 2018 and 2019:

	2018	2019

AUDIT FEES(1)	$6,717,811	$4,357,932
AUDIT-RELATED FEES(2)	$1,175,000	$756,386
TAX FEES(3)	$2,560,817	$1,187,974
ALL OTHER FEES	—	—

(1)	Audit Fees: Professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, accounting and financial reporting consultations, Fitness carve-out audits, and statutory audits.
(2)	Audit-Related Fees: Includes M&A support.
(3)	Tax Fees: Includes tax compliance and consulting services, and tax services related to the Fitness business separation.

APPROVAL OF SERVICES PROVIDED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for pre-approving all audit and non-audit services that our independent registered public accounting firm performs; accordingly, the Committee pre-approved Deloitte’s services in 2018 and 2019. The Audit Committee has adopted a two-tiered approach for pre-approving fees. Each year it approves an overall budget for specified audit and non-audit services, after which the Audit Committee must pre-approve either: (i) any proposed specified service that would result in total fees exceeding the budget; or (ii) any proposed service not specified in the budget.

2020 PROXY STATEMENT | 57

PROPOSAL 3:	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

What am I voting on?	Shareholders are being asked to approve the appointment of Deloitte as the independent registered accounting firm for Brunswick.

Voting Recommendation: Your Board of Directors and the Audit Committee recommend a vote FOR the approval and ratification of the appointment of Deloitte as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.

The Audit Committee has appointed Deloitte as the independent registered public accounting firm for Brunswick and its subsidiaries for our fiscal year ending December 31, 2020. Although it is not required to seek shareholder approval of this appointment, the Board of Directors has determined that, in keeping with the principles of sound corporate governance, the appointment will be submitted for ratification by the shareholders. The Board of Directors and the Audit Committee recommend that shareholders ratify the appointment of Deloitte as the independent registered accounting firm for Brunswick and its subsidiaries for the fiscal year ending December 31, 2020. If our shareholders do not ratify the appointment, the Audit Committee will investigate the basis for the negative vote and will reconsider its appointment in light of the results of such investigation.

Representatives of Deloitte will attend the Annual Meeting and will be afforded an opportunity to make a statement, if they desire to do so, and to respond to questions from shareholders.

2020 will be the seventh year that Deloitte is anticipated to serve as the independent registered public accounting firm for Brunswick and its subsidiaries.

2020 PROXY STATEMENT | 58

SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

In order to be considered for inclusion in Brunswick’s proxy materials for our 2021 Annual Meeting, a shareholder proposal must be received at Brunswick’s principal executive offices at 26125 N. Riverwoods Blvd., Suite 500, Mettawa, Illinois 60045 (fax: 847-735-4433; email: corporate.secretary@brunswick.com) by November 20, 2020.

Shareholders who intend to submit director nominees for inclusion in our proxy materials for the 2021 Annual Meeting must comply with the requirements of proxy access as set forth in our Amended By-Laws. The shareholder or group of shareholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to Brunswick between October 21, 2020 and November 20, 2020.

In addition, a shareholder may wish to have a proposal presented at the 2021 Annual Meeting (including director nominations), but not to have such proposal included in Brunswick’s proxy materials relating to that meeting. Brunswick’s Amended By-Laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders. Pursuant to the Amended By-Laws, a shareholder proposal or nomination intended to be brought before the 2021 Annual Meeting must be delivered to Brunswick’s Secretary between January 6, 2021 and February 5, 2021.

Brunswick encourages you to vote on the matters that will be presented to Brunswick shareholders at the Annual Meeting. Please vote as soon as possible so that your shares will be represented.

By order of the Board of Directors,

Christopher F. Dekker

Secretary

Mettawa, Illinois

March 20, 2020

2020 PROXY STATEMENT | 59

APPENDIX*

FREE CASH FLOW	Year Ended December 31, 2019
NET CASH PROVIDED BY OPERATING ACTIVITIES		$475.3
NET CASH PROVIDED BY (USED FOR):
Plus: Capital expenditures		(232.6)
Plus: Proceeds from the sale of property, plant and equipment		7.3
Plus: Effect of exchange rate changes		0.4
FREE CASH FLOW		$250.4

NET SALES	Year Ended December 31, 2019	Year Ended December 31, 2018

NET SALES	$4,108.4	$4,120.9
SPORT YACHT & YACHTS	0.7	(49.4)
ADJUSTED NET SALES	$4,109.1	$4,071.5

GROSS MARGIN	Year Ended December 31, 2019	Year Ended December 31, 2018

GROSS MARGIN	$1,121.0	$1,047.0
SPORT YACHT & YACHTS	6.4	39.7
PURCHASE ACCOUNTING AMORTIZATION	—	9.2
GROSS MARGIN, AS ADJUSTED	$1,127.4	$1,095.9

OPERATING EARNINGS	Year Ended December 31, 2019	Year Ended December 31, 2018

GAAP OPERATING EARNINGS	$471.0	$355.5
RESTRUCTURING, EXIT, IMPAIRMENT AND OTHER CHARGES	21.0	54.8
PURCHASE ACCOUNTING AUTHORIZATION	29.5	21.2
SPORT YACHT & YACHTS	7.8	58.4
ACQUISITION-RELATED COSTS	2.6	13.8
OPERATING EARNINGS, AS ADJUSTED	$531.9	$503.7

EARNINGS BEFORE INCOME TAXES	Year Ended December 31, 2019	Year Ended December 31, 2018

EARNINGS BEFORE INCOME TAXES	$110.7	$310.7
RESTRUCTURING, EXIT, IMPAIRMENT AND OTHER CHARGES	21.0	54.8
PENSION SETTLEMENT CHARGES	292.8	—
PURCHASE ACCOUNTING AMORTIZATION	29.5	21.2
SPORT YACHT & YACHTS	7.8	58.4
ACQUISITION-RELATED COSTS	2.6	18.9
LOSS ON EARLY EXTINGUISHMENT OF DEBT	0.8	—
GAIN ON SALE OF EQUITY INVESTMENT	—	(2.3)
PRE-TAX EARNINGS	$465.2	$461.7

*All figures are in millions and reflect continuing operations only.

2020 PROXY STATEMENT | 60

BRUNSWICK

INNOVATION + INSPIRATION ON THE WATER

Brunswick Corporation is a publicly held company listed on the New York and Chicago stock exchanges, with sales over $4.1 billion annually. While we are family to more than 12,000 employees around the world, four divisions in more than 24 countries create a local environment. Our global headquarters is located in the Chicago suburb of Mettawa, Illinois.

Since Brunswick was founded in 1845, the Company has grown to become a world leader in: marine propulsion, boats, and parts and accessories. We've been successful in the market for so long because we maintain a focus on driving innovation, while leveraging best practices and veteran industry knowledge.

READ OUR SUSTAINABILITY REPORT
brunswick.com/corporate-responsibility/sustainability

READ OUR ANNUAL REPORT
brunswick.com/investors/sec-filings/annual-reports

VISIT OUR INVESTOR RELATIONS WEBSITE
brunswick.com/investors

VISIT OUR INVESTOR RELATIONS WEBSITE
www.brunswick.com/investors

FSC
www.fsc.org
MIX
Paper from responsible sources
FSC® C000000

BRUNSWICK

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time on Tuesday, May 5, 2020 for shares held directly and until 11:59 P.M. Eastern Time on May 3, 2020 for the Trustee to vote the plan shares. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BC2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time on Tuesday, May 5, 2020 for shares held directly and until 11:59 P.M. Eastern Time on May 3, 2020 for the Trustee to vote the plan shares. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
You can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E90246-P33642

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRUNSWICK CORPORATION

The Board of Directors recommends you vote FOR all of the following nominees:

	For	Against	Abstain
1. The Election to Brunswick's Board of Directors of the six nominees named in the Proxy Statement.			
1a. Nancy E. Cooper	☐	☐	☐
1b. David C. Everitt	☐	☐	☐
1c. Lauren P. Flaherty	☐	☐	☐
1d. Joseph W. McClanathan	☐	☐	☐
1e. Jane L. Warner	☐	☐	☐
1f. Roger J. Wood	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, on such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

BRUNSWICK

TWO ADDITIONAL WAYS TO VOTE BY PROXY

Vote by Internet	Vote by Telephone
It's fast, convenient and your vote is immediately confirmed and registered. You may also give your consent to have all future proxy statements and annual reports delivered to you electronically.	It's fast, convenient and your vote is immediately confirmed and registered.
Go to website **www.proxyvote.com**	Call toll-free on a touch-tone phone in the U.S. or Canada **1-800-690-6903**
Follow these three easy steps:	*Follow these three easy steps:*
• Read the accompanying Proxy Statement and Proxy Card.	• Read the accompanying Proxy Statement and Proxy Card.
• Go to the website www.proxyvote.com.	• Call the toll-free phone number above.
• Follow the simple instructions.	• Follow the simple instructions.

VOTE 24 HOURS A DAY

DO NOT RETURN PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E90247-P33642

The undersigned hereby appoints W.L. Metzger, C.F. Dekker, and R.M. Gwillim, and each of them, as proxies with power of substitution, and hereby authorizes them to represent and to vote, in accordance with the instructions on the reverse side, and in their discretion upon any other business that may properly come before the meeting, all shares of Common Stock of Brunswick Corporation that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 6, 2020 or any adjournment thereof. **If no voting instructions are given, the proxies will vote the shares in accordance with the recommendations of the Board of Directors.**

As applicable, this proxy also provides voting instructions for shares held by Vanguard Fiduciary Trust Company, the Trustee for the Brunswick Retirement Savings Plan and the Brunswick Rewards Plan, and directs such Trustee to vote, as indicated on the reverse side of this card, any shares allocated to the account in these plans. The Trustee will vote these shares as you direct. The Trustee will vote allocated shares of the Company's stock for which proxies are not received in direct proportion to voting by allocated shares for which proxies are received.

This proxy/voting instruction card is solicited pursuant to a separate Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged. This card should be voted by mail, Internet or telephone, in time to reach the Company's proxy tabulator, Broadridge, no later than 11:59 p.m. Eastern Time on Tuesday, May 5, 2020, for all registered shares to be voted and no later than 11:59 p.m. Eastern Time on Sunday, May 3, 2020, for the Trustee to vote the plan shares. Individual proxy voting and voting instructions will be kept confidential.

Continued and to be signed on reverse side